Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Cullman Bancorp, Inc.

Cullman, Alabama

As Of:

February 12, 2021

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426                (614) 766-1459 FAX

March 5, 2021

The Boards of Directors

Cullman Savings Bank

Cullman Bancorp, Inc.

216 Second Avenue S.W.

Cullman, Alabama 35055

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the common stock to be issued by the new Cullman Bancorp, Inc. (the “Corporation”) in connection with the second stage stock conversion of Cullman Savings Bank, MHC (the “MHC”) from the mutual to the stock form of ownership. The MHC currently owns 57.3 percent of the stock of Cullman Savings Bank (the “Bank”), which was impacted as a result of the inclusion of the assets held by the MHC of $2,634,151. The Corporation’s public shareholders own 40.7 percent of the stock and Cullman Savings Bank Foundation owns 2.1 percent of the current stock. The exchange ratios established by the Corporation as applied to the value established herein are 1.8094 shares, 2.1288 shares, 2.4481 shares, and 2.8153 shares for each share of the Corporation’s common stock at the minimum, midpoint, maximum and super maximum, respectively, of the valuation range. This appraisal was prepared and provided to the Corporation in accordance with regulatory appraisal requirements.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, Cullman Savings Bank and the independent auditors, Crowe LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Boards of Directors

Cullman Savings Bank

Cullman Bancorp, Inc.

March 5, 2021

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, PC, the Bank’s conversion counsel, and with Crowe, LLP. Further, we analyzed and viewed the Corporation’s local economy and primary market area. This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation’s stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Corporation’s operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation’s appraised value in such appraisal update.

It is our opinion that as of February 12, 2021, the pro forma market value or appraised value of Cullman Bancorp, Inc. was $56,000,000 at the midpoint of the valuation range, with a public offering of $32,598,720 or 3,259,872 shares at $10 per share for a 58.2 percent of the total value of $56,000,000 or 5,600,000 shares at $10 per share, with $22,281,280 or 2,228,128 representing exchange shares and 112,000 representing new foundation shares.

The pro forma valuation range of the Corporation is from a minimum of $47,600,000 to a super maximum of $74,060,000, representing public offering ranges of $27,708,910 at the minimum to a super maximum of $43,111,810, representing 2,770,891 shares, and 4,311,181 shares at $10 per share at the minimum and the super maximum, respectively. The pro forma appraised value of the Corporation as of February 12, 2021, is $56,000,000 at the midpoint with a midpoint public offering of $32,598,720.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Cullman Bancorp, Inc.

Cullman, Alabama

As Of:

February 12, 2021

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets - At December 31, 2020	70
2	Balance Sheets - At December 31, 2016 through 2019	71
3	Statement of Income for the Year Ended December 31, 2020	72
4	Statements of Income for the Years Ended December 31, 2016 through 2019	73
5	Selected Financial Information	74
6	Income and Expense Trends	75
7	Normalized Earnings Trend	76
8	Performance Indicators	77
9	Volume/Rate Analysis	78
10	Yield and Cost Trends	79
11	Net Portfolio Value	80
12	Loan Portfolio Composition	81
13	Loan Maturity Schedule	82
14	Delinquent Loans	83
15	Nonperforming Assets	84
16	Classified Assets	85
17	Allowance for Loan Losses	86
18	Investment Portfolio Composition	87
19	Mix of Deposits	88
20	Certificates of Deposit by Maturity	89
21	Management of the Bank	90
22	Key Demographic Data and Trends	91
23	Key Housing Data	92
24	Major Sources of Employment	93
25	Unemployment Rates	94
26	Market Share of Deposits	95
27	National Interest Rates by Quarter	96

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

28	Thrift Share Data and Pricing Ratios	97
29	Key Financial Data and Ratios	102
30	Recently Converted Thrift Institutions	107
31	Acquisitions and Pending Acquisitions	108
32	Comparable Group Selection - Balance Sheets Parameters	109
33	Comparable Group Selection - Operating Performance and Asset Quality Parameters	112
34	Final Comparable Group - Balance Sheet Ratios	115
35	Final Comparable Group - Operating Performance and Asset Quality Ratios	116
36	Comparable Group Characteristics and Balance Sheet Totals	117
37	Balance Sheet - Asset Composition Most Recent Quarter	118
38	Balance Sheet - Liability and Equity Most Recent Quarter	119
39	Income and Expense Comparison - Trailing Four Quarters	120
40	Income and Expense Comparison as a Percent of Average Assets	121
41	Yields, Costs and Earnings Ratios - Trailing Four Quarters	122
42	Reserves and Supplemental Data	123
43	Comparable Group Market, Pricing and Financial Ratios	124
44	Valuation Summary	125
45	Valuation Analysis and Conclusions	126
46	Pro Forma Effects of Conversion Proceeds - Minimum	127
47	Pro Forma Effects of Conversion Proceeds - Midpoint	128
48	Pro Forma Effects of Conversion Proceeds - Maximum	129
49	Pro Forma Effects of Conversion Proceeds - Maximum, as adjusted	130
50	Summary of Valuation Premium or Discount	131

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	132
B	RB 20 Certification	136
C	Affidavit of Independence	137

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report (“Report”) to provide the pro forma market value of the to-be-issued common stock of the new Cullman Bancorp, Inc. (the “Corporation”), a newly formed Maryland corporation and the new holding company of Cullman Savings Bank (“Cullman” or the “Bank”), Cullman, Alabama, in connection with the conversion of Cullman Savings Bank, MHC. The shares of common stock to be issued represent the majority interest in Cullman Savings Bank, MHC, which was formed in 2009. Cullman is a subsidiary of the Corporation. Under the Plan of Conversion, Cullman Savings Bank, MHC will cease to exist, with Cullman becoming a wholly owned subsidiary of the Corporation. The existing shares of stock in Old Cullman Bancorp, Inc. (“Old Cullman”), now named Cullman Bancorp, Inc., will be exchanged for shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission (“SEC”). In accordance with the conversion, there will be an issuance of 59.4 percent of the Corporation’s stock, representing the ownership of Cullman Savings Bank, MHC, in the Corporation, after determining the dilution impact of the balance of assets held by Cullman Savings Bank, MHC of $2,634,000 and including the 2.0 percent of stock to be contributed to the Cullman Foundation, resulting in a 57.4 percent public offering based on the midpoint valuation and 2.0 percent of the shares to be contributed to the foundation. Excluding the impact of the dilution of the mutual holding company assets, the Cullman Savings Bank, MHC, had an ownership interest of 57.3 percent with public stockholders owning 40.7 percent and the foundation owning 2.0 percent.

Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

Introduction (cont.)

This conversion appraisal was prepared based on regulatory guidelines entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm’s-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five fiscal years ended December 31, 2016, 2017, 2018, 2019 and 2020, and discussed them with Cullman’s management and with Cullman’s independent auditors, Crowe, LLP. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation’s preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have become familiar with Cullman’s market area and have traveled the market. The Bank has four offices, including its main office and three branches.

We have studied the economic and demographic characteristics of the primary retail market area, and analyzed the Bank’s primary retail market area relative to Alabama and the

Introduction (cont.)

United States. We have also examined the competitive market within which Cullman operates, giving consideration to the area’s numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Cullman to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF CULLMAN SAVINGS BANK

GENERAL

Cullman Savings Bank (“Cullman”) was organized in 1887 as a state-chartered mutual savings and loan association. The Bank changed its name to Cullman Savings Bank in 1994. In 2009, the Bank formed its mutual holding company, Cullman Savings Bank, MHC, and completed a minority stock offering as well as formed its holding company, Cullman Bancorp, Inc. In 2021, a new holding company was organized, Cullman Bancorp, Inc., a Maryland corporation, and will become the holding company of Cullman Savings Bank. The Corporation plans to complete a stock offering and complete the issuance of 2.0 percent of the total shares to the new foundation, with this combination equal to all the shares owned by Cullman Savings Bank, MHC, and resulting in its elimination.

Cullman conducts its business from its main office in Cullman, Alabama, and its two branches in Cullman with one other branch located in Hanceville, Alabama. The Bank’s primary retail market is focused on Cullman County where all of its offices are located.

Cullman’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) in the Bank Insurance Fund (“BIF”). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the “FRB”). Cullman is a member of the Federal Home Loan Bank (the “FHLB”) of Atlanta and is regulated by the OCC. As of December 31, 2020, the Corporation had assets of $331,396,000 deposits of $216,963,000 and equity of $56,875,000.

Cullman has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Cullman has been actively involved in the origination of one- to four-family mortgage loans. One- to four-family mortgage loan originations represented 49.0 percent of gross loans at December 31, 2020. At December 31, 2019, a slightly larger 50.7 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings,

General (cont.)

with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Consumer loans include home equity loans, automobile loans, and other secured and unsecured personal loans. The Bank also had a small level of Payroll Protection Program (“PPP”) loans.

The Bank had cash and investments of $74.8 million, or 22.6 percent of its assets, excluding FHLB stock which totaled $2,541,000 or 0.8 percent of assets at December 31, 2020. The Bank had $4.4 million of its investments in mortgage-backed and related securities representing 1.3 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the second stage offering will be $32,598,720 or 3,259,872 shares at $10 per share, based on the midpoint. The net conversion proceeds will be $31.1 million, net of conversion expenses of approximately $1,502,000. The actual cash proceeds to the Bank of $15.5 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the new shares or 269,750 shares at $10 per share, representing $2,697,498 or 4.82 percent of the total value. The Bank’s net proceeds will be used to fund new loans, to eliminate subordinated debt, and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

The Bank has experienced a moderate overall deposit increase over the past three fiscal years, with deposits increasing 14.2 percent from December 31, 2018, to December 31, 2020, or an average of 7.1 percent per year. From December 31, 2018, to December 31, 2019, deposits decreased by $1.1 million or 0.6 percent. For the year ended December 31, 2020, deposits increased a strong $28.1 million or 14.9 percent.

General (cont.)

The Bank has experienced an increase in its loan portfolio during two of the past three years with a decrease in the most recent fiscal year and has focused on monitoring its asset quality position, on controlling its net interest margin and operating expenses and on maintaining a reasonable equity to assets ratio. Equity to assets increased from 17.28 percent of assets at December 31, 2018, to 17.91 percent at December 31, 2019, and then decreased slightly to 17.16 percent at December 31, 2020, impacted by the Bank’s stronger increase in assets.

The primary lending strategy of Cullman has been to focus on the origination of one-to four-family mortgage loans, commercial real estate loans including farm loans, commercial loans, construction loans, home equity loans, and multi-family loans, with less activity in consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased from 50.7 percent of gross loans at December 31, 2019, to 49.0 percent at December 31, 2020. Commercial real estate loans increased from 29.5 percent of loans to 33.2 percent of loans, and commercial business loans decreased from 11.4 percent of loans to 8.7 percent of loans. Multi-family loans increased from 1.8 percent of loans to 2.1 percent from December 31, 2019, to December 31, 2020. All types of real estate loans, including home equity loans, as a group increased slightly from 87.5 percent of gross loans at December 31, 2019, to 88.1 percent at December 31, 2020. The increase in real estate loans was offset by the Bank’s decreases in consumer and commercial loans. The Bank’s share of consumer and other related loans decreased from 1.1 percent to 1.0 percent during the same time period, and commercial business loans decreased from 11.4 percent to 8.7 percent of gross loans. The Bank also had 2.2 percent of loans in PPP loans.

Management’s internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s overall growth in loans. At December 31, 2018, Cullman had $2,218,000 in its loan loss

General (cont.)

allowance or 0.89 percent of gross loans, and 1,618.98 percent of nonperforming loans with the loan loss allowance increasing to $2,361,000 and representing a higher 1.01 percent of gross loans and a lower 92.05 percent of nonperforming loans at December 31, 2020.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to maintain a reasonable net interest margin during this lower interest rate environment without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continuing to control noninterest expenses, monitoring nonperforming assets, and strengthening noninterest income.

PERFORMANCE OVERVIEW

The financial position of Cullman at fiscal year end December 31, 2016, through December 31, 2020, is shown in Exhibits 1 and 2, and the earnings performance of Cullman for the fiscal years ended December 31, 2016, through 2020, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2016 through December 31, 2020. Cullman has experienced an overall increase in its loan portfolio and asset base, along with an overall increase in cash and investments and deposits from December 31, 2016, through December 31, 2020. The most recent trend for the Bank from December 31, 2019, to December 31, 2020, was a strong increase in assets, a minimal increase in cash and investments, a moderate decrease in loans and a moderate increase in deposits.

With regard to the Bank’s more recent historical financial condition, Cullman has experienced a strong increase in assets from December 31, 2018, through December 31, 2020, with a modest decrease in loans, a strong increase in deposits and a moderate increase in the dollar level of equity.

The Bank witnessed an increase in assets of $38.0 million or 13.0 percent for the period of December 31, 2018, to December 31, 2020, representing an average annual increase of 6.5percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $33.3 million in 2020, due primarily to a $46.0 million increase in cash and investments, reduced by a $16.8 million decrease in loans. During the Bank’s prior fiscal year of 2018, assets increased $9.3 million or 3.3 percent, compared to an increase of $10.1 million or 3.5 percent in 2017.

Cullman’s net loan portfolio, which includes mortgage loans and nonmortgage loans, decreased from $243.1 million at December 31, 2018, to $232.0 million at December 31, 2020, and represented a total decrease of $11.1 million, or 4.6 percent. The average annual decrease during that period was 2.3 percent. For the year ended December 31, 2019, net loans increased $5.7 million or 2.4 percent to $248.8 million, compared to a decrease of $16.8 million or 6.8 percent to $232.0 million for the year ended December 31, 2020.

Performance Overview (cont.)

Cullman has obtained funds through deposits, FHLB advances and other borrowings with a moderate and steady use of FHLB advances which totaled $53.5 million at December 31, 2020, with no other borrowings. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits decreased $1.1 million or 0.6 percent from December 31, 2018, to December 31, 2019, and then increased $28.1 million or 14.9 percent, to $217.0 million at December 31, 2020, from December 31, 2019.

The Bank witnessed a modest increase in its dollar equity level from December 31, 2017, to December 31, 2020. At December 31, 2017, the Bank had an equity level of $46.8 million, representing an 16.48 percent equity to assets ratio and increased to $50.7 million at December 31, 2018, representing a higher 17.28 percent equity to assets ratio. At December 31, 2019, equity was a higher $53.4 million and a higher 17.91 percent of assets, and then increased in dollars to $56.9 million but was a slightly lower 17.16 percent of assets at December 31, 2020, due to stronger growth in assets.

The overall increase in the equity to assets ratio from December 31, 2016, to December 31, 2020, was impacted by the Bank’s moderate overall increase in assets. The dollar level of equity increased $10.3 million or 22.1 percent from December 31, 2016, to December 31, 2020, representing an average annual increase of 5.5 percent.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Cullman. This table provides key income and expense figures in dollars for the years ended December 31, 2016, 2017, 2018, 2019 and 2020.

Cullman witnessed a modest overall increase in its dollar level of interest income from 2016 to 2020. Interest income was $12.1 million in 2016 and a higher $14.3 million in 2019. Interest income then decreased $160,000 in the year ended December 31, 2020, to $14.2 million, compared to an increase of $659,000 in 2019.

The Bank’s interest expense also experienced a modest overall increase from 2016 to 2020. Interest expense increased from $2,194,000 in 2016 to $2,508,000 in 2018, representing an increase of $314,000 or 14.3 percent. Interest expense then increased by $610,000 or 24.3 percent in 2019 to $3,118,000 In the year ended December 31, 2020, interest expense was a lower $2,867,000. Such overall increase in interest income from 2016 through December 31, 2020, notwithstanding the smaller increase in interest expense, resulted in a modest dollar increase in annual net interest income but a decrease in net interest margin. Net interest income increased from $9,881,000 in the year ended December 31, 2016, to $11,165,000 in 2018, then increased slightly to $11,214,000 in 2019 and then increased slightly to $11,305,000 in the year ended December 31, 2020.

The Bank has made provisions for loan losses in four of the past five years of 2016 through 2020. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $294,000 in 2016, zero in 2017, $83,000 in 2018, $55,000 in 2019, and $152,000 in 2020. The impact of these loan loss provisions has been to provide Cullman with a general valuation allowance of $2,361,000 at December 31, 2020, or 1.01 percent of gross loans and 92.1 percent of nonperforming loans.

Income and Expense (cont.)

Total other income or noninterest income indicated a minimal decrease in dollars from 2016 to 2020. Noninterest income was $1,524,000 or 0.56 percent of assets in 2016 and a higher $1,624,000 in 2018 or a lesser 0.55 percent of assets. In the year ended December 31, 2019, noninterest income was a lower $1,456,000 and represented 0.49 percent of assets. In the year ended December 31, 2020, noninterest income was a lower $1,449,000 or 0.44 percent of assets. Noninterest income consists primarily of service charges, gains on the sale of loans, BOLI income and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $6.94 million for the year of 2016 to $7.84 million for the year ended December 31, 2018, representing an increase of 13.0 percent, then increased to $7.86 million for the year ended December 31, 2019, or a 0.2 percent increase, and then increased to $8.10 for the year ended December 31, 2020. On a percent of average assets basis, operating expenses increased from 2.68 percent of average assets for the year ended December 31, 2016, to 2.72 percent for the year ended December 31, 2018, then decreased to 2.66 percent for the year ended December 31, 2019, and then decreased to 2.57 percent for the year ended December 31, 2020.

The net earnings position of Cullman has indicated modest volatility from 2016 through 2020. The annual net income (loss) figures for the years of 2016, 2017, 2018, 2019 and 2020 were $2,735,000, $2,580,000, $3,839,000, $3,734,000 and $3,546,000, representing returns on average assets of 1.06 percent, 0.92 percent, 1.33 percent, 1.26 percent for fiscal years 2016, 2017, 2018 and 2019, respectively, and 1.13 percent for the year ended December 31, 2020.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended December 31, 2020. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There were no adjustments, resulting in the normalized income being equal to actual earnings for the year ended December 31, 2020, and equal to $3,546,000.

Income and Expense (cont.)

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 1.06 percent in 2016, to 0.92 percent in 2017, to 1.33 percent in 2018, to 1.26 percent in 2019, and then to 1.13 percent in the year ended

December 31, 2020.

The Bank’s net interest rate spread increased from 4.05 percent in 2016 to 4.06 percent in 2018, then decreased to 3.74 percent in 2019, and then decreased to 3.54 percent in the year ended December 31, 2020. The Bank’s net interest margin indicated a similar trend, increasing from 4.15 percent in 2016 to 4.16 percent in 2018, then decreased to 3.98 percent in 2019, and decreased to 3.75 percent in the year ended December 31, 2020. Cullman’s net interest rate spread increased 16 basis points from 2016 to 2018, then decreased 4 basis points in 2019 and then decreased 40 basis points in 2020. The Bank’s net interest margin indicated a similar overall trend, increasing 1 basis point from 2016 to 2018, then decreasing 10 basis points from 2018 to 2019 and then decreasing 22 basis points in 2020.

The Bank’s return on average equity increased from 2016 to 2019, and then decreased in 2020. The return on average equity increased from 6.03 percent in 2016, to 7.87 percent in 2018, then decreased to 7.17 percent in 2019, and then decreased to 6.43 percent in 2020.

Cullman’s ratio of average interest-earning assets to interest-bearing liabilities decreased slightly from 111.0 percent at December 31, 2016, to 110.0 percent at December 31, 2018, then increased to 112.0 percent at December 31, 2019, and then increased to 118.0 percent at December 31, 2020. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s modest rise in investments, including interest-bearing deposits.

The Bank’s ratio of noninterest expenses to average assets increased from 2.68 percent in 2016 to 2.72 percent in 2018, then decreased to 2.66 percent in 2019, and then decreased to

Income and Expense (cont.)

2.57 percent in 2020. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the “efficiency ratio.” The industry norm is 55.2 percent for all thrifts and 68.7 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a modestly higher level of efficiency historically reflected in its lower efficiency ratio, which decreased from 62.45 percent in 2016 to 61.62 percent in 2018, then increased to 62.33 percent in 2019, and then increased to 64.27 percent in the year ended December 31, 2020.

Earnings performance can be affected by an institution’s asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Cullman witnessed a decrease in its nonperforming loans ratio from December 31, 2016, to December 31, 2019, but a rise in 2020, and the ratio is modestly above the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Cullman’s nonperforming loans consisted of nonaccrual loans with no loans accruing but past due, and no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 1.09 percent at December 31, 2020, rising from 0.05 percent at December 31, 2019, and decreasing from 1.23 percent at December 31, 2016.

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.94 percent of loans at December 31, 2016, decreased to 0.88 percent at December 31, 2018, then increased to 0.89 percent of loans at December 31, 2019, and then increased to 1.01 percent at December 31, 2020. As a percentage of nonperforming loans, Cullman’s allowance for loan losses to nonperforming loans was 76.70 percent at December 31, 2016, a higher 448.76 percent at December 31, 2018, a higher 1,618.98 percent at December 31, 2019, and then a lower 92.05 percent at December 31, 2020.

Income and Expense (cont.)

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended December 31, 2020. For the year ended December 31, 2020, net interest income increased $90,000, due to a decrease in interest expense of $251,000, reduced by a $161,000 decrease in interest income. The decrease in interest income was due to a decrease due to rate of $147,000, accented by a decrease due to volume of $14,000. The decrease in interest expense was due to a $319,000 decrease due to rate, reduced by a $118,000 increase due to volume.

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2019 and 2020, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Cullman’s weighted average yield on its loan portfolio, including any PPP loans, increased 13 basis points from fiscal year 2019 to 2020, from 5.41 percent to 5.54 percent. The yield on investment securities decreased from 2.73 percent to 2.59 percent from 2019 to 2020 or 14 basis points. The yield on fed funds decreased from 1.98 percent to 0.14 percent from 2019 to 2020, or 184 basis points. The combined weighted average yield on all interest-earning assets decreased 38 basis points to 4.70 percent from fiscal year 2019 to 2020.

Cullman’s weighted average cost of interest-bearing liabilities decreased 19 basis points to 1.16 percent from fiscal year 2019 to 2020, which was less than the Bank’s 38 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 19 basis points from 3.73 percent to 3.54 percent from 2019 to 2020. The Bank’s net interest margin decreased from 3.98 percent in 2019 to 3.75 percent in fiscal year 2020, representing a decrease of 23 basis points.

INTEREST RATE SENSITIVITY

Cullman has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by recognizing its higher shares of fixed-rate residential mortgage loans, commercial real estate loans and commercial loans. Cullman recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and net portfolio value in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Cullman has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans and commercial real estate loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of December 31, 2020, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at December 31, 2020, based on a rise in interest rates of 100 basis points was a 1.18 percent decrease, representing a dollar decrease in equity value of $702,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to decrease 3.01 percent or $1,787,000 at December 31, 2020. The Bank’s exposure increases to a 3.45 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,047,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock NPV ratio based on a 200 basis point rise in interest rates is 17.66 percent and indicates a 21 basis point increase from its 17.45 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Cullman’s recognition of the need to control its interest rate exposure, the Bank has maintained a strong equity to asset position. The Bank plans to increase its lending activity in the future and review increasing its share of adjustable-rate loans. The Bank will also continue to focus on controlling its higher EVE ratio, recognizing the planned second stage offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

LENDING ACTIVITIES

Cullman has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate, commercial business loans, home equity loans, manufactured home loans, automobile loans and other consumer loans. The Bank has also been an originator of construction loans and multi-family loans to a much lesser extent. Exhibit 12 provides a summary of Cullman’s loan portfolio by loan type at December 31, 2019, and at December 31, 2020.

The primary loan type for Cullman has been residential loans secured by one- to four-family dwellings, representing a moderate 49.0 percent of the Bank’s gross loans as of December 31, 2020. This share of loans has seen a minimal decrease from 50.7 percent at December 31, 2019. The second largest real estate loan type as of December 31, 2020, was commercial real estate loans, which comprised a relatively strong 33.2 percent of gross loans at December 31, 2020, compared to 29.5 percent as of December 31, 2019. The third largest loan type was commercial business loans, which comprised a modest 8.7 percent of gross loans at December 31, 2020, compared to a larger 11.4 percent at December 31, 2019. The fourth largest loan category was construction loans, which represented 2.4 percent of gross loans at December 31, 2020, compared to a larger 3.5 percent at December 31, 2019. These four real estate loan categories represented a strong 93.3 percent of gross loans at December 31, 2020, compared to a larger 95.1 percent of gross loans at December 31, 2019.

The Bank had a minimal 1.5 percent of loans in home equity loans at December 31, 2020, down from 2.0 percent at December 31, 2019. The consumer loan category, excluding home equity loans, represented a minimal 1.0 percent of gross loans compared to 1.1 percent at December 31, 2019. The Bank’s consumer loans include automobile loans, savings account loans, and other secured and unsecured loans. The Bank also had a modest 2.2 percent of loans in PPP loans in 2020. The overall mix of loans has witnessed a modest change from December 31, 2019, to December 31, 2020, with the Bank having decreased its shares of one- to four-family loans, construction loans, and commercial loans, reduced by an increase in its share of commercial real estate loans.

Lending Activities (cont.)

The emphasis of Cullman’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in the Bank’s retail market area of Cullman County. At December 31, 2020, 49.0 percent of Cullman’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s primary key mortgage loan product is a fixed-rate mortgage loan with Cullman’s fixed-rate mortgage loans having terms of 15 years to 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to secondary market underwriting standards. The Bank also originates conforming “jumbo loans” residential mortgage loans.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 89.99 percent at Cullman, even though the Bank is permitted to make loans above the 95 percent loan-to-value ratio. While the Bank does make loans up to 89.99 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership.

Lending Activities (cont.)

Cullman has also been an originator of balloon and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The balloon loans have a term of five years with an amortization period of 20 years. The Bank had a total of $77.8 million in commercial real estate loans and $4.8 million in multi-family loans at December 31, 2020, or a combined 35.2 percent of gross loans, compared to a lower 31.4 percent of gross loans at December 31, 2019.

The major portion of commercial real estate and multi-family loans are secured by small retail establishments, office buildings, restaurants, and other mixed use properties used for business, and light industrial properties. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 20 years. The maximum loan-to-value ratio is normally 85.0 percent for commercial real estate loans and 80.0 percent for multi-family loans.

Cullman is also an originator of commercial business loans, which represented a modest 8.7 percent of loans at December 31, 2020, and totaled $20.3 million. The Bank had $28.6 million in commercial business loans at December 31, 2019, or 11.4 percent of loans. These loans are normally fixed-rate and generally for a one-year term.

Cullman also offers consumer loans, with these loans totaling $2.3 million at December 31, 2020, and representing 1.0 percent of gross loans, excluding home equity loans. Consumer loans primarily include automobile loans, deposit loans, and other secured and unsecured loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of Cullman’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At December 31, 2020, 96.0 percent of the Bank’s loans due after December 31, 2021, were fixed-rate and 4.0 percent were adjustable-rate. At December 31, 2020, the Bank had 35.1 percent of its loans due on or before December 31, 2025, or in five years or less. The Bank had a larger 64.9 percent of its loans with a maturity of more than five years.

NONPERFORMING ASSETS

Cullman understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. Cullman has a currently lower level of nonperforming assets, with nonperforming assets decreasing slightly in 2020.

Exhibit 14 provides a summary of Cullman’s delinquent loans at December 31, 2019, and at December 31, 2020, indicating a modest decrease in the dollar amount of delinquent loans from December 31, 2019, to December 31, 2020. The Bank had $2,573,000 in loans delinquent 30 to 89 days at December 31, 2020. Loans delinquent 90 days or more totaled $104,000 at December 31, 2020, with these two categories representing 1.15 percent of gross loans, with most of them one- to four-family real estate loans followed by commercial real estate loans. At December 31, 2019, delinquent loans of 30 to 89 days totaled $2,736,000 or 1.10 percent of gross loans, and loans delinquent 90 days or more totaled $85,000 or 0.03 percent of gross loans for a combined total of $2,821,000 and a lower share of 1.13 percent of gross loans, compared to a lower $2,677,000 and a higher 1.15 percent of gross loans at December 31, 2020.

It is normal procedure for Cullman’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 60 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. After 90 days delinquency, a demand letter is sent.

Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 15 provides a summary of Cullman’s nonperforming assets at December 31, 2019, and at December 31, 2020. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a higher dollar level of nonperforming assets at December 31, 2020, relative to December 31, 2019. Cullman’s level of nonperforming assets was $521,000 at December 31, 2019, and a higher $566,000 at December 31, 2020, which represented 0.17 percent of assets in 2019 and 0.17 percent December 31, 2020. The Bank’s nonperforming assets included $50,000 in nonaccrual loans, $85,000 in loans 90 days or more past due and $386,000 in real estate owned for a total of $521,000 at December 31, 2019. At December 31, 2020, nonperforming assets were a higher $566,000 or a similar 0.17 percent of assets due to the rise in assets and included $18,000 in nonaccrual loans, $434,000 in real estate owned, with $114,000 in loans 90 days or more past due.

Cullman’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 0.87 percent of assets at December 31, 2019, and a higher 2.55 percent at December 31, 2020 (reference Exhibit 16). The Bank’s classified assets consisted of $8,439,000 in substandard assets, with no assets classified as doubtful and no assets classified as loss for a total of $8,439,000 at December 31, 2020. The Bank had $2,593,000 in assets classified as substandard and no assets classified as loss or doubtful at December 31, 2019.

Nonperforming Assets (cont.)

Exhibit 17 shows Cullman’s allowance for loan losses at December 31, 2019 and at December 31, 2020, indicating the activity and the resultant balances. Cullman has witnessed a modest increase in its balance of allowance for loan losses from $2,218,000 at December 31, 2019, to $2,361,000 at December 31, 2020. The Bank had provisions for loan losses of $55,000 in 2019, and $152,000 in 2020.

The Bank had total charge-offs of $(1,000) in 2019, and $20,000 in 2020, with total recoveries of $1,000 in 2019 and ($10,000) in 2020. The Bank’s ratio of allowance for loan losses to gross loans was 0.88 percent at December 31, 2019, and 1.01 percent at December 31, 2020. Allowance for loan losses to nonperforming loans was 1,642.96 percent at December 31, 2019, and 1,788.64 percent at December 31, 2020.

INVESTMENTS

The investment and securities portfolio, excluding certificates of deposit, has been comprised of municipal securities, interest-bearing deposits, mortgage-backed securities, mutual funds and large cap equity mutual funds. Exhibit 18 provides a summary of Cullman’s investment portfolio at December 31, 2020, excluding FHLB stock and interest-bearing deposits. Investment securities totaled $18.9 million at December 31, 2020, based on fair value. The Bank had $4.4 million in mortgage-backed securities. Mortgage-backed securities represented the second largest category of the Bank’s investments at December 31, 2020, preceded by municipal securities.

The key component of investments at December 31, 2020, was municipal securities, totaling $14.5 million and representing 76.6 percent of total investments, excluding FHLB stock. The Bank had $2,541,000 in FHLB stock at December 31, 2020. The weighted average yield on investment securities was 2.59 percent for the year ended December 31, 2020, and a higher 2.73 percent in 2019.

DEPOSIT ACTIVITIES

The mix of deposits by amount at December 31, 2019, and 2020, is provided in Exhibit 19. There has been a strong increase in total deposits and a modest change in the deposit mix during this period. Total deposits have increased from $188.9 million at December 31, 2019, to $217.0 million at December 31, 2020, representing an increase of $28.1 million or 14.9 percent. Certificates of deposit have decreased from $93.9 million at December 31, 2019, to $86.0 million at December 31, 2020, representing a decrease of $7.9 million or 8.4 percent, while savings, transaction and MMDA accounts have increased $35.9 million from $95.0 million at December 31, 2019, to $130.9 million at December 31, 2020, or 37.8 percent.

Exhibit 20 provides a breakdown of the Bank’s certificates of deposits in amounts of $250,000 or more by maturity. The largest category of these certificates based on maturity is certificates with a maturity of over twelve months, which represented a strong 53.3 percent of these certificates followed by certificates with a maturity of six months to one year, which represented a moderate 17.8 percent of certificates.

BORROWINGS

Cullman has made moderate use of FHLB advances in each of the years ended December 31, 2016, 2017, 2018, 2019, and 2020. The Bank had total FHLB advances of $53.5 million at December 31, 2020, with a weighted cost of 1.74 percent during the period and a balance of a similar $51.5 million at December 31, 2019, with a weighted cost of 2.41 percent during the period.

SUBSIDIARIES

Cullman Bancorp has no wholly owned subsidiaries nor does Cullman.

OFFICE PROPERTIES

Cullman had four offices at December 31, 2020, its main office and two branch offices in Cullman, with one additional branch in Hancerville, Alabama. The Bank owns all of its offices. At December 31, 2020, the Bank’s total investment in fixed assets, based on depreciated cost, was $8.6 million or 2.60 percent of assets.

MANAGEMENT

The president and chief executive officer of Cullman is John A. Riley, III, who is also a director. Mr. Riley became president and chief executive officer in May 2006, having previously served the Bank as a loan officer since 1993. Ms. T’aira Ugarkovich is executive vice president and director of lending of the Bank. Previously, Ms. Ugarkovich was the Bank’s chief credit officer. Ms. Ugarkovich is a 2017 graduate from Alabama Banking School. Ms. Ugarkovich has 13 years of banking experience. Prior to working at Cullman Savings Bank, Ms. Ugarkovich was a credit officer for four years and treasury management officer for two years at Progress Bank. Ms. Katrina Stephens is senior vice president and is the chief financial officer, positions she has held since 2015. Ms. Stephens is a 2018 graduate from Alabama Banking School. Ms. Stephens was previously a senior level internal auditor at Regions Bank, where she began working in 2011. Prior to Regions, Ms. Stephens worked as a senior external auditor at Pricewaterhouse Coopers, where she begin working in 2007.

II.	DESCRIPTION OF PRIMARY MARKET AREA

Cullman’s market area is focused on Cullman County, Alabama. Exhibit 22 shows the trends in population, households and income for Cullman County, Alabama and the United States. Cullman County’s population increased by a minimal 3.8 percent from 2000 to 2010, while Alabama’s and the United States’ population levels increased by 7.5 percent and 9.7 percent, respectively, during the same time period. Through 2025, population is projected to increase by 6.7 percent in Cullman County, by 6.8 percent in Alabama and by 9.5 percent in the United States.

More important is the trend in households. Cullman County experienced a 3.8 percent increase in households from 2000 through 2010, compared to increases of a higher 8.4 percent in Alabama and a much higher 10.7 percent in the United States. Cullman County, Alabama and the United States are projected to increase in households by 9.6 percent, 7.8 percent and 10.3 percent, respectively.

Cullman County had the lowest level per capita income level in both 2000 and 2010. Per capita income increased in all areas from 2000 to 2010. Cullman County’s per capita income increased to from $16,758 to $20,869, with Alabama’s and the United States’ per capita income levels increasing from $17,941 to $23,406 and from $21,242 to $28,088, respectively. All areas are projected to show increases in per capita through 2025 to levels of $30,141, $32,595 and $39,979 in Cullman County, Alabama and the United States, respectively. In 2000, median household income was a lower $32,582 in Cullman County, $34,250 in Alabama and $42,257 in the United States. Median household income increased from 2000 to 2010 by 17.1 percent, 21.3 percent, and 21.5 percent to $38,168, $41,539 and $51,362 in Cullman County, Alabama and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2025. The median household income levels in Cullman County, Alabama and the United States are projected to increase by 57.3 percent, 43.6 percent and 24.5 percent, respectively, to $60,029, $59,667 and $63,968, respectively, from 2010 to 2025.

Description of Primary Market Area (cont.)

Exhibit 23 provides a summary of key housing data for Cullman County, Alabama and the United States. In 2000, Cullman County had the highest owner-occupancy rate with owner-occupancy at 78.0 percent, higher than Alabama at 72.5 percent and the United States at 66.2 percent. As a result, Cullman County supported a lower rate of renter-occupied housing of 22.0 percent, compared to 27.5 percent in Alabama and 33.8 percent in the United States. In 2010, owner-occupied housing decreased in Cullman County to 70.1 percent, decreased to 69.7 percent in Alabama and decreased to 65.4 percent in the United States. Conversely, the renter-occupied rates increased in all areas. Cullman County’s renter occupancy rate increased to 29.9 percent and Alabama’s and the United States’ renter occupancy rates increased to 30.3 percent and 34.6 percent, respectively.

Cullman County’s 2000 median housing value was a lower $85,000, slightly lower than Alabama’s $85,100 and much lower than that of the United States at $119,600. The 2000 median rent values were $398, $447, and $602 in Cullman County, Alabama and the United States, respectively. In 2010, median housing values had increased in Cullman County, Alabama and the United States to $87,000, $123,900 and $186,200. The 2010 median rent levels were $585, $667 and $871 in Cullman County, Alabama and the United States, respectively. More recently, median housing estimates in 2020 were $136,448, $153,094 and $221,068 for Cullman County, Alabama and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in Cullman County, Alabama and the United States with 34.3 percent, 43.0 percent, and 46.7 percent of jobs (reference Exhibit 24). The manufacturing industry was the second major employer in Cullman County at 23.0 percent and also in Alabama at 18.4 percent, but was the third largest employer in the United States at 14.1 percent. The wholesale/retail trade group was the third major overall employer in Cullman County and Alabama at 18.6 percent and 15.8 percent, respectively, and the wholesale/retail trade group was the second major overall employer in the United States with 15.3 percent of employment. The agriculture/mining group,

Description of Primary Market Area (cont.)

construction group, transportation/utilities, information and finance/insurance/real estate groups combined to provide 24.1 percent of employment in Cullman County, 22.8 percent of employment in Alabama and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Cullman County. In Alabama and the United States, the wholesale/retail sector was the second highest employer with the manufacturing industry third. The services industry accounted for 39.6 percent, 47.8 percent and 53.2 percent in Cullman County, Alabama and the United States, respectively. The manufacturing trade industry provided for 18.4 percent, 14.5 percent and 10.4 percent of employment in Cullman County, Alabama and the United States, respectively. The wholesale/retail trade group provided 15.8 percent, 15.1 percent, and 14.5 percent of employment in Cullman County, Alabama and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 26.2 percent, 22.6 percent and 21.9 percent in Cullman County, Alabama and the United States, respectively. The 2020 American Community Survey indicated the service industry remaining the highest employer, with the wholesale/retail industry increasing in employment percentages in Cullman County, Alabama and the United States. The manufacturing industry was the third highest employer in all three areas.

Some of the largest employers in Cullman County are listed below.

Employer	Employees	Product/Service
Cullman Regional Medical Center	1,365	Health Care
Cullman County Schools	1,220	Education
Walmart Distribution	1,120	Retail Distribution
Topre America Corporation	831	Manufacturing
Walmart Super Center North/South	743	Retail
REHAU	680	Manufacturing
City of Cullman	678	Government
Wallace State Community College	547	Education
Cullman County Commission	491	Government
Reliance Worldwide	430	Plumbing/Heating Innovation

Description of Primary Market Area (cont.)

The unemployment rate is another key economic indicator. Exhibit 25 shows the unemployment rates in Cullman County, Alabama and the United State in 2016 through 2020. In 2016, Cullman County, Alabama and the United States had unemployment rates of 5.0 percent, 5.8 percent, and 4.9 percent, respectively. Through 2017, Cullman County, Alabama and the United States had decreases in unemployment to 3.7 percent in Cullman County, 4.4 percent in Alabama, and 4.4 percent in the United States. In 2018, unemployment rates decreased in all areas and were 3.2 percent, 3.9 percent, and 3.9 percent, in Cullman County, Alabama and the United States, respectively. In 2019, all areas again had reductions in unemployment. Cullman County, Alabama and the United States decreased in unemployment to 2.6 percent, 3.0 percent, and 3.7 percent, respectively. Because of the COVID-19 pandemic and accompanying business slowdown, unemployment rates increased strongly throughout 2020 but had settled back to 4.4 percent in Cullman County, 6.1 percent in Alabama, with the United States still at a higher 8.1 percent.

Exhibit 26 provides deposit data for banks and thrifts in Cullman County. As of June 30, 2020, Cullman’s deposit base in Cullman County was approximately $213.1 million or a 100.0 percent share of the thrift deposits and a 10.7 percent share of the total deposits, which were approximately $2.0 billion as of June 30, 2020. This was a decrease in the Bank’s percent of total deposits from June 30, 2019, when the Bank held 11.2 percent of total deposits in Cullman County.

Exhibit 27 provides interest rate data for each quarter for the years 2016 through the second quarter of 2020. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. The Prime Rate increased moderately from 2015 to 2017, then continued rising steadily in 2018 and stabilized in 2019. In 2020, all interest rate indexes decreased significantly as a result of COVID-19. Short term interest rates experienced a modestly rising trend in 2015, then rising at a faster pace in 2016, 2017 and 2018, then

Description of Primary Market Area (cont.)

decreasing modestly in 2019, and decreasing significantly in 2020, with the Thirty-Year Treasury rate rising in 2015, fluctuating in 2016 and then decreasing in 2017 but increasing in 2018 before decreasing in 2019 and decreasing much more in 2020.

SUMMARY

In summary, population increased slightly in Cullman County from 2000 to 2010 as did the number of households. The 2010 per capita income and median household income levels in Cullman County were lower than both state and national levels, while the per capita and median household income levels did increase through 2010 to a level modestly below the state level. Cullman County’s unemployment rates have been lower than both Alabama’s and the United States’ rates. According to the 2010 Census, the median housing value in Cullman County was well below the national median and remained below both state and national levels through 2020.

The Corporation holds deposits of 100.0 percent of all thrift deposits in the county as of June 30, 2020, but this represents a smaller 10.7 percent share of the total deposit base of approximately $2.0 billion.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the “comparable group”. This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation’s pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Southeast region and in Alabama.

Exhibits 28 and 29 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 92 publicly traded, FDIC-insured thrifts in the United States (“all thrifts”), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 28 and 29 also subclassify all thrifts by region, including the 8 publicly traded Southeast thrifts (“Southeast thrifts”) and the 1 publicly traded thrift in Alabama (“Alabama thrift”), and by trading exchange.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $1.9 billion, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the Alabama Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Northwest and Northeast, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to December 31, 2020. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of or prior to February 12, 2021, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 31.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the Alabama Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 92 publicly traded, FDIC-insured savings institutions, 4 are traded on the New York Stock Exchange and 47 are traded on NASDAQ. There were an additional 41 institutions traded over the counter or listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering (“IPO”) date, which must be at least four quarterly periods prior to December 31, 2020, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of December 31, 2019, or earlier.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated two regions of the United States distant to the Corporation, including the Northeast and Northwest regions.

The geographic location parameter consists of the Southeast, North Central, Southwest, West and Midwest regions for a total of twenty states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $1.9 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $331.4 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 32 and 33 show the 51 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 32. The balance sheet ratios consist of the following:

1.	Cash and investments to assets

2.	Mortgage-backed securities to assets

3.	One- to four-family loans to assets

4.	Total net loans to assets

5.	Total net loans and mortgage-backed securities to assets

6.	Borrowed funds to assets

7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution’s equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 23.91 percent at December 31, 2020, and reflects the Corporation’s higher share of investments, above the national average of 14.79 percent and higher than the regional average of 21.64 percent. The Bank’s investments have consisted of federal agency securities, municipal securities, and interest-bearing deposits. For its recent two years ended December 31, 2019, and December 31, 2020, the Corporation’s average ratio of cash and investments to assets was a normal 15.74 percent, ranging from a high of 23.91 percent in 2020 to a low of 8.90 percent in 2019 and was 23.91 percent at December 31, 2020.

The parameter range for cash and investments is has been defined as 45.0 percent or less of assets, with a midpoint of 22.5 percent.

Mortgage-Backed Securities to Assets

At December 31, 2020, the Corporation’s ratio of mortgage-backed securities to assets was 0.87 percent, moderately lower than the national average of 6.9 percent and the regional average of 7.6 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 30.0 percent or less of assets and a midpoint of 15.0 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including

One- to Four-Family Loans to Assets (cont.)

construction loans and excluding home equity loans, represented 34.68 percent of the Corporation’s assets at December 31, 2020, which is lower than its ratio of 42.62 percent at December 31, 2019, and lower than its ratio of 43.43 percent at December 31, 2018. The parameter for this characteristic is 40.00 percent of assets or less in one- to four-family loans with a midpoint of 20.00 percent.

Total Net Loans to Assets

At December 31, 2020, the Corporation had a 69.95 percent ratio of total net loans to assets and a lower two fiscal year average of 76.71 percent, compared to the national average of a similar 69.69 percent and the regional average of 63.37 percent for publicly traded thrifts. The Corporation’s ratio of total net loans to assets changed from 82.84 percent of total assets at December 31, 2018, to 83.47 percent at December 31, 2019, to 69.95 percent at December 31, 2020.

The parameter for the selection of the comparable group is from 26.0 percent to 76.0 percent with a midpoint of 51.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater levels of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 0.87 percent and 69.95 percent, respectively, for a combined share of 70.82 percent. Recognizing the industry and regional ratios of 76.55 percent and 70.99

Total Net Loans and Mortgage-Backed Securities to Assets (cont.)

percent, respectively, the parameter range for the comparable group in this category is 50.0 percent to 92.0 percent, with a midpoint of 71.0 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $33.5 million or 16.14 percent of assets at December 31, 2020, which is lower than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased in 2019, due to rising rates paid on deposits and is now experiencing a modest decrease as rates have decreased.

The parameter range of borrowed funds to assets is 46.0 percent or less with a midpoint of 23.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 17.16 percent at December 31, 2020, 17.91 percent at December 31, 2019, and 17.28 percent at December 31, 2018, averaging 17.45 percent for the three fiscal years ended December 31, 2020. The Bank’s retained earnings increased in 2018, increased in 2019, and also increased in 2020. After the second stage offering, based on the midpoint value of $56.0 million, with a public offering of $32.6 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 19.38 percent of assets, with the Corporation at 21.50 percent of assets.

Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 9.0 percent to 22.0 percent with a midpoint ratio of 15.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 33 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the year ended December 31, 2020. The primary performance indicator is the Corporation’s core return on average assets (ROAA). The second performance indicator is the Corporation’s core return on average equity (ROAE). To measure the Corporation’s ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation’s ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the year ended December 31, 2020, the Corporation’s core ROAA was 1.13 percent based on a core income of $3,546,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2019, was also 1.13 percent. The Corporation’s ROAAs in its most recent three fiscal years ended December 31, 2020, were 1.33 percent, 1.26 percent, and 1.13 percent, respectively, with a three fiscal year average ROAA of 1.24 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 2.25 percent or less with a midpoint of 1.13 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation’s position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the year ended December 31, 2020, was 6.43 percent based on its core income and 7.17 percent in the fiscal year ended December 31, 2019.

The parameter range for ROAE for the comparable group, based on core income, is 24.00 percent or less with a midpoint of 12.00 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.85 percent for the year ended December 31, 2020, representing net interest income as a percentage of average interest-earning assets. The Corporation’s net interest margin levels in its three fiscal years of 2017 through 2019 were 4.01 percent, 4.16 percent, and 4.06 percent, respectively, averaging 4.08 percent.

The parameter range for the selection of the comparable group is from a low of 1.80 percent to a high of 4.10 percent with a midpoint of 2.95 percent.

Operating Expenses to Assets

For the year ended December 31, 2020, the Corporation had a 2.57 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2019, the Corporation’s expense ratio averaged 2.69 percent, from a low of 2.66 percent in fiscal year 2019 to a high of 2.72 percent in fiscal year 2018.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.00 percent to a high of 7.20 percent with a midpoint of 4.10 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.46 percent for the year ended December 31, 2020. For its three years ended December 31, 2017 through 2019, the Corporation’s ratio of noninterest income to average assets was 0.55 percent, 0.56 percent and 0.49 percent, respectively, for an average of 0.53 percent.

The range for this parameter for the selection of the comparable group is 7.50 percent of average assets or less, with a midpoint of 3.75 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 33. The purpose of these parameters is to insure

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 0.17 percent at December 31, 2020, which is lower than the national average of 0.64 percent for publicly traded thrifts and the average of 0.70 percent for Southeast thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 0.19 for its most recent three fiscal years ended December 31, 2020, from a high of 0.21 percent in 2018, to a low of 0.17 percent 2020.

The comparable group parameter for nonperforming assets is 1.16 percent or less of total assets, with a midpoint of 0.58 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $434,000 at December 31, 2020, representing a ratio to total assets of 0.13 percent, following ratios of repossessed assets to total assets of 0.13 percent and 0.04 percent at December 31, 2019, and December 31, 2018, respectively. National and regional averages were 0.08 percent and 0.26 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $2,361,000, representing a loan loss allowance to total assets ratio of 0.71 percent at December 31, 2020, which was lower than its 0.74 percent ratio at December 31, 2019, and similar to its 0.71 percent ratio at December 31, 2018.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.15 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 33, 34 and 35. The comparable group institutions range in size from $328.2 million to $1.89 billion with an average asset size of $1.1 billion and have an average of 12.0 offices per institution. Three of the comparable group institutions are in Pennsylvania, two are in Indiana, with one each in California, Louisiana, Minnesota, Illinois, and Maryland, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 10.34 percent, which is 11.3 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.80 percent, higher than all publicly traded thrifts at 0.75 percent and higher than all publicly traded Alabama thrifts at 0.07 percent.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Southeast region and to Alabama thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 36 through 41.

As presented in Exhibits 37 and 38, at December 31, 2020, the Corporation’s total equity of 17.16 percent of assets was higher than the comparable group at 10.34 percent, all thrifts at 11.66 percent, Southeast thrifts at 11.00 percent and the Alabama thrift at 10.93 percent. The Corporation had a 69.95 percent share of net loans in its asset mix, higher than the comparable group at 63.51 percent, higher than all thrifts at 69.69 percent, higher than the Alabama thrift at 57.38 percent and higher than Southeast thrifts at 63.37 percent. The Corporation’s modestly higher share of net loans and higher 23.91 percent share of cash and investments reflects its much lower 0.87 percent share of mortgage-backed securities. The comparable group had a lower 17.55 percent share of cash and investments and a higher 11.29 percent share of mortgage-backed securities. All thrifts had 6.86 percent of assets in mortgage-backed securities and 14.79 percent in cash and investments. The Corporation’s 65.47 percent share of deposits was lower than the comparable group, all thrifts, Southeast thrifts and the Alabama thrift, reflecting the Corporation’s higher share of borrowed funds of 16.14 percent and higher share of equity of 17.16 percent. As ratios to assets, the comparable group had deposits of 76.20 percent and borrowings of 13.65 percent. All thrifts averaged a 77.75 percent share of deposits and 9.70 percent of borrowed funds, while Southeast thrifts had an 82.21 percent share of deposits and a 6.56 percent share of borrowed funds. The Alabama thrift had an 88.15 percent share of deposits and a zero percent share of borrowed funds. The Corporation had zero percent in goodwill and intangible assets, compared to 0.21 percent for the comparable group, 0.71 percent for all thrifts, 0.17 percent for Southeast thrifts and zero percent for the Alabama thrift.

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 39, 40 and 41 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 41, for the year ended December 31, 2020, the Corporation had a yield on average interest-earning assets exceeding the comparable group and higher than Southeast thrifts and the Alabama thrift. The Corporation’s yield on interest-earning assets was 4.82 percent compared to the comparable group at 3.82 percent, with all thrifts at 4.10 percent, Southeast thrifts at 4.14 percent and the Alabama thrift at 4.02 percent.

The Corporation’s cost of funds for the year ended December 31, 2020, was higher than the comparable group, all thrifts, Southeast thrifts and the Alabama thrift. The Corporation had an average cost of interest-bearing liabilities of 1.18 percent compared to 1.17 percent for the comparable group, 1.10 percent for all thrifts, 1.18 percent for Southeast thrifts and 0.63 percent for the Alabama thrift. The Corporation’s yield on interest-earning assets and interest cost resulted in a net interest spread of 3.64 percent, which was higher than the comparable group at 2.65 percent, higher than all thrifts at 3.00 percent, higher than Southeast thrifts at 3.17 percent and the Alabama thrift at 3.40 percent. The Corporation generated a net interest margin of 3.85 percent for the year ended December 31, 2020, based on its ratio of net interest income to average interest-earning assets, which was higher than the comparable group ratio of 2.95 percent. All thrifts averaged a lower 3.22 percent net interest margin for the trailing four quarters, with Southeast thrifts at 3.30 percent and the Alabama thrift at a lower 3.43 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 40. The Corporation had $152,000 in provision for loan losses during the year ended December 31, 2020, representing 0.05 percent of average assets. The average provision for loan losses for the comparable group was 0.26 percent, with all thrifts at 0.27 percent, Southeast thrifts at 0.18 percent and the Alabama thrift at (0.17) percent.

Analysis of Financial Performance (cont.)

The Corporation’s total noninterest income was $1,449,000 or 0.46 percent of average assets for the year ended December 31, 2020. Such a ratio of noninterest income to average assets was lower than the comparable group at 1.45 percent, and lower than all thrifts at 0.88 percent, Southeast thrifts at 0.72 percent and the Alabama thrift at 0.41 percent. For the year ended December 31, 2020, the Corporation’s operating expense ratio was 2.57 percent of average assets, lower than the comparable group at 2.90 percent, lower than all thrifts at 2.85 percent, Southeast thrifts at 2.91 percent, and the Alabama thrift at 3.82 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the year ended December 31, 2020, the Corporation had a net ROAA of 1.13 percent and an identical core ROAA of 1.13 percent. For its most recent four quarters, the comparable group had a lower net ROAA of 0.88 percent and a core ROAA of 0.80 percent. All publicly traded thrifts averaged a lower net ROAA of 0.76 percent and 0.75 percent core ROAA, with Southeast thrifts a 0.54 percent net ROAA and a 0.50 percent core ROAA. The twelve month net ROAA for the one Alabama thrift was (0.06) percent and their core ROAA was 0.07 percent.

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Cullman with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the year ended December 31, 2020, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced increases in its assets in each of the past four fiscal years, with loans increasing in only two of the past four years and deposits increasing in three of the past four years. The Bank has experienced higher earnings in each of the past five years and is focused on controlling operating expenses; increasing noninterest income; maintaining its net interest margin; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and

Earnings Performance (cont.)

maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a modestly higher yield on earning assets and a higher cost of funds, resulting in a modestly higher net interest spread, which has been similar to or above industry averages, and higher than its comparable group, with a higher net interest margin, with the trend experiencing a decrease over the past two years. Its 3.85 percent net interest margin for the year ended December 31, 2020, was higher than the industry average of 3.22 percent and higher than the comparable group average of 2.95 percent. During its past two years ended December 31, 2020, Cullman’s ratio of interest expense to interest-bearing liabilities has increased modestly from 110.0 percent in 2018 to 112.0 percent in 2019, and then to 118.0 percent in the year ended December 31, 2020. The Bank’s ratio was higher than the average of 103.0 percent for the comparable group and higher than the average of 106.0 percent for all thrifts. Following the conversion, the Bank will strive to control its operating expenses, strive to improve its net interest margin, increase its noninterest income, gradually increase its net income, increase its return on assets, continue to control its lower balance of nonperforming and classified assets, and closely monitor its interest rate risk.

From December 31, 2019, to December 31, 2020, two of the Bank’s seven categories of loans, excluding PPP loans, experienced increases in their balances, with commercial real estate loans increasing the most. Commercial real estate loans increased by $3.7 million or 5.0 percent, from December 31, 2019, to December 31, 2020. Multi-family loans increased by $327,000 or 7.2 percent from December 31, 2019, to December 31, 2020. One- to four-family loans decreased by $12.6 million or 9.9 percent, and commercial loans decreased by $8.2 million or 28.8 percent. Overall, the Bank’s lending activities resulted in a total loan decrease of $16.7 million or 6.7 percent and a net loan decrease of $17.0 million or 6.8 percent from December 31, 2019, to December 31, 2020.

The impact of Cullman’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.82 percent for the year ended December 31, 2020, compared to a lesser 3.82 percent for the comparable group, 4.10 percent for all thrifts and a lower 4.02 percent

Earnings Performance (cont.)

for the Alabama thrift. The Bank’s ratio of interest income to average assets was 4.50 percent for the year ended December 31, 2020, higher than the comparable group at 3.61 percent, all thrifts at 3.78 percent and higher than the Alabama thrift at 3.72 percent.

Cullman’s 1.18 percent cost of interest-bearing liabilities for the year ended December 31, 2020, was slightly higher than the comparable group at 1.17 percent, higher than all thrifts at 1.10 percent, higher than Southeast thrifts at 0.97 percent and higher than the Alabama thrift at 0.63 percent. The Bank’s resulting net interest spread of 3.64 percent for the year ended December 31, 2020, was higher than the comparable group at 2.15 percent, higher than all thrifts at 3.00 percent, higher than Southeast thrifts at 3.17 percent and higher than the Alabama thrift at 3.40 percent. The Bank’s net interest margin of 3.85 percent, based on average interest-earning assets for the year ended December 31, 2020, was higher than the comparable group at 2.95 percent, higher than all thrifts at 3.22 percent, higher than Southeast thrifts at 3.30 percent and higher than the Alabama thrift 3.43 percent.

The Bank’s ratio of noninterest income to average assets was 0.46 percent for the year ended December 31, 2020, which was moderately lower than the comparable group at 1.45 percent, lower than all thrifts at 0.88 percent, Southeast thrifts at 0.72 percent and higher than the Alabama thrift at 0.41 percent.

The Bank’s operating expenses were lower than the comparable group, and lower than all thrifts, Southeast thrifts, and the Alabama thrift. For the year ended December 31, 2020, Cullman had an operating expenses to assets ratio of 2.57 percent compared to 2.90 percent for the comparable group, 2.85 percent for all thrifts, 2.91 percent for Southeast thrifts and 3.82 percent for the Alabama thrift. Cullman had a higher 64.3 percent efficiency ratio for the year ended December 31, 2020, compared to the comparable group with an efficiency ratio of 67.8 percent. The efficiency ratio for all publicly traded thrifts was 59.7 percent for the most recent year.

Earnings Performance (cont.)

For the year ended December 31, 2020, Cullman generated a lower ratio of noninterest income, a lower ratio of noninterest expenses and a modestly higher net interest margin relative to its comparable group. The Bank had a 0.05 percent provision for loan losses during the year ended December 31, 2020, compared to the comparable group at 0.20 percent of assets, all thrifts at 0.27 percent and Southeast thrifts at 0.18 percent. The Bank’s allowance for loan losses to total loans of 1.01 percent was lower than the comparable group and lower than all thrifts. The Bank’s 424.64 percent ratio of reserves to nonperforming assets was similar to the comparable group at 415.46 percent and higher than all thrifts at 373.62 percent and lower than Southeast thrifts at 629.15 percent.

As a result of its operations, the Bank’s net and core income for the year ended December 31, 2020, were higher than the comparable group. The Bank had a return on average assets of 1.13 percent for the year ended December 31, 2020, and a return on average assets of 1.26 percent and 1.33 percent in 2019 and 2018, respectively. The Bank’s core return on average assets was an identical 1.13 percent for the year ended December 31, 2020, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a modestly lower net ROAA of 0.88 percent and a lower core ROAA of 0.80 percent, while all thrifts indicated a lower net ROAA and lower core ROAA of 0.76 percent and 0.75 percent, respectively. Southeast thrifts indicated a net ROAA of 0.54 percent and a core ROAA of 0.50 percent.

Following its conversion, Cullman’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a higher 1.15 percent in fiscal 2021 followed by earnings based on ROAA of 1.18 percent in 2022 and 1.19 percent in 2023. The Bank’s ratio of noninterest income to average assets decreased slightly in 2020 and has consistently been below industry averages. Overhead expenses to assets indicated a modest decrease during the past year and are projected to continue to remain lower as a ratio.

Earnings Performance (cont.)

In recognition of the foregoing earnings related factors, considering Cullman’s historical and current performance measures, as well as Business Plan projections, a modest upward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

MARKET AREA

Cullman’s market area is focused on Cullman County in Alabama. Population increased slightly in Cullman County from 2000 to 2010 as did the number of households. The 2010 per capita income and median household income levels in Cullman County were lower than both state and national levels, while the per capita and median household income levels did increase through 2010 to a level still below the state level. Cullman County’s unemployment rates have been lower than both Alabama’s and the United States’ rates. According to the 2010 Census, the median housing value in Cullman County was well below the national median and remained well below both state and national levels through 2020.

The Corporation holds deposits of 100.0 percent of all thrift deposits in the county as of June 30, 2020, but this represents a smaller 10.7 percent share of the total deposit base of approximately $2.0 billion.

In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of Cullman is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 20, and is compared to the comparable group in Exhibits 36, 37, and 38. The Corporation’s ratio of total equity to total assets was 17.16 percent at December 31, 2020, which was higher than the comparable group at 10.34 percent, all thrifts at 11.66 percent and Southeast thrifts at 11.00 percent. Based on the second stage offering completed at the midpoint of the valuation range, the Corporation’s pro forma equity to assets ratio will increase to 21.50 percent and the Bank’s pro forma equity to assets ratio will increase to 19.38 percent.

The Bank’s mix of assets and liabilities indicates both similarities to and variations from its comparable group. Cullman had a slightly higher 69.95 percent ratio of net loans to total assets at December 31, 2020, compared to the comparable group at 63.51 percent. All thrifts indicated a similar 69.69 percent, with Southeast thrifts at a lower 63.37 percent. The Bank’s 23.91 percent share of cash and investments was higher than the comparable group at 17.55 percent, while all thrifts were at 14.79 percent and Southeast thrifts were at 21.64 percent. Cullman’s 0.87 percent ratio of mortgage-backed securities to total assets was lower than the comparable group at 11.29 percent and lower than all thrifts at 6.86 percent and lower than Southeast thrifts at 7.62 percent.

The Bank’s 65.47 percent ratio of deposits to total assets was lower than the comparable group at 76.20 percent, lower than all thrifts at 77.75 percent and lower than Southeast thrifts at 82.21 percent. Cullman’s lower ratio of deposits was due to its higher share of equity. Cullman had a higher equity to asset ratio of 17.16 percent, compared to the comparable group at 10.34 percent of total assets, with all thrifts at 11.66 percent and Southeast thrifts at 11.00 percent. Cullman had a higher share of borrowed funds to assets of 16.14 percent at December 31, 2020, higher than the comparable group at 13.65 percent and higher than all thrifts at 9.70 percent and Southeast thrifts at 6.56 percent. In 2020, total deposits increased by $28.1 million or 14.9 percent. During 2019, Cullman’s deposits decreased by $1.1 million or 0.6 percent from $190.0 million to $159.9 million.

Financial Condition (cont.)

Cullman had zero percent in goodwill and intangible assets and had a higher 0.13 share of repossessed real estate at December 31, 2020. The Bank had repossessed real estate of $34,000 or 0.13 percent of assets at December 31, 2020. This compares to ratios of 0.21 percent for goodwill and intangible assets and 0.05 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.71 percent and a real estate owned ratio of 0.08 percent.

The financial condition of Cullman has not been impacted by its lower balance of nonperforming assets which totaled $566,000 or 0.17 percent of total assets at December 31, 2020, compared to a higher 0.59 percent for the comparable group, 0.64 percent for all thrifts, 0.70 percent for Southeast thrifts and 1.98 percent for the Alabama thrift. The Bank’s ratio of nonperforming assets to total assets was a higher 0.18 percent at December 31, 2019, and a higher 0.21 percent at December 31, 2018.

At December 31, 2020, Cullman had $2,361,000 of allowances for loan losses, which represented 0.71 percent of assets and 1.01 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.76 percent of assets and 1.11 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.84 percent of assets and a lower 1.13 percent of total loans. Also of major importance is an institution’s ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Cullman’s $2,361,000 of allowances for loan losses represented 424.64 percent of nonperforming assets at December 31, 2020, compared to the comparable group’s similar 415.46 percent, with all thrifts at 373.62 percent, Southeast thrifts at 629.15 percent and the Alabama thrift’s ratio at 114.25 percent. Cullman’s ratio of net charge-offs to average total loans was zero percent for the year ended December 31, 2020, compared to a higher 0.03 percent for the comparable group, 0.05 percent for all thrifts and zero percent for Southeast thrifts.

Financial Condition (cont.)

Cullman has a modest level of interest rate risk. The change in the Bank’s EVE level at December 31, 2020, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 1.2 percent decrease, representing a dollar decrease in equity value of $702,000. The Bank’s exposure increases to a 3.5 percent decrease in its NPV level under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,047,000. The Bank’s post shock EVE ratio at December 31, 2020, assuming a 200 basis point rise in interest rates was 17.66 percent and indicated a 21 basis point increase from its 17.45 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s higher share of equity, lower share of nonperforming assets, normal share of allowance for loan loss to loans and higher share to nonperforming assets, we believe that a modest upward adjustment is warranted for Cullman’s current financial condition.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Cullman has been characterized by a moderate increase in assets, a modest decrease in loans, and a moderate increase in deposits. The Bank’s average annual asset change from December 31, 2018, to December 31, 2020, was 6.48 percent. This increase compares to a higher 7.4 percent increase for the comparable group, a similar 6.34 percent for all thrifts, and a higher 9.1 percent for Southeast thrifts. The Bank’s moderate increase in assets is greater than its change in net loans during the period of an average decrease of 2.3 percent with a strong increase in cash and investments of an annual 76.1 percent. Cullman’s deposits indicate an average annual increase of 5.65 percent from December 31, 2018, to December 31, 2020, compared to average growth rates of 10.2 percent for the comparable group, 7.9 percent for all thrifts and 11.2 percent for Southeast thrifts.

Cullman’s deposits indicated a moderate increase of 14.9 percent from December 31, 2019 to 2020, representing an annual growth rate of 7.4 percent. Annual deposit change was growth rates of 7.2 percent for the comparable group, 6.8 percent for all thrifts and 9.7 percent for Southeast thrifts. The Bank had $53.5 million in borrowed funds or 16.14 percent of assets at December 31, 2020, compared to the comparable group at 13.65 percent and also had a slightly lower $51.5 million in borrowed funds at December 31, 2019, or a higher 17.2 percent of assets.

In response to its higher deposit increase, recently, the Bank grew modestly in 2019 and moderately in 2020, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. Cullman’s primary market area county experienced minimal increases in population and households from 2000 to 2010, while Alabama experienced moderate increases. The market area county also indicated 2010 per capita income

Asset, Loan and Deposit Growth (cont.)

below that of Alabama and the United States, and the median household income level in the market area county was also moderately below Alabama and well below the United States. In 2010, the median housing value in the market area county was much lower than that of Alabama and also much lower than that of the United States, and the median rent level was also lower than both state and national levels.

The total deposit base in the market area county increased by 4.2 percent from June 30, 2019, to June 30, 2020; and during that period, the number of financial institution offices in the county decreased by one office. From June 30, 2019, to June 30, 2020, Cullman’s deposit market share in its market area county decreased slightly, from 11.8 percent in 2019 to 10.7 percent in 2020.

Based on the foregoing factors, we have concluded that a moderate downward adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation paid dividends of $830,000 or $0.34 per share in 2020. The payment of cash dividends will likely continue in the future based upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Eight of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 1.64 percent and an average payout ratio of 19.03 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 2.52 percent with a payout ratio of 27.81 percent.

In our opinion, a minimal downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

SUBSCRIPTION INTEREST

In 2020, investors’ interest in new issues was somewhat volatile in early 2020 due to the COVID-19 and then improved later in 2020. Such interest is related to the volatile economic conditions and downturn in financial institution stock prices, which could be further challenged in the future due to the current interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength and trend of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of merger/acquisition activity in the thrift industry.

Cullman will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $3.5 million or 10.7 percent of the stock offered to the public based on the appraised midpoint valuation and the 40.7 percent minority offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion, excluding any additional shares remaining from the first stage conversion.

The Bank has secured the services of Raymond James to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that a moderate downward adjustment is warranted for the Bank’s anticipated subscription interest.

LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Raymond James. The stock of the Corporation will be traded on the NASDAQ Capital Market.

The Bank’s total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $100.5 million for the stock outstanding compared to a midpoint public offering of $32.6 million for the Corporation, less the ESOP and the estimated to be 350,000 shares purchased by officers and directors, resulting in shares sold of just 2,910,000 or $29.1 million. The Corporation’s public market capitalization will be approximately 32.4 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 4,748 shares during the last four quarters.

The comparable group has an average of 4,783,810 shares outstanding compared to 5,600,000 shares outstanding for the Corporation based on the midpoint valuation and including the exchange shares.

Based on the lower daily trading volume relative to the Corporation, we have concluded that a modest downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

The president and chief executive officer of Cullman is John A. Riley, III, who is also a director. Mr. Riley became president and chief executive officer in May 2006, having previously served the Bank as a loan officer since 1993. Ms. T’aira Ugarkovich is executive vice president and director of lending of the Bank. Previously, Ms. Ugarkovich was the Bank’s chief credit officer. Ms. Ugarkovich is a 2017 graduate from Alabama Banking School. Ms. Ugarkovich has 13 years of banking experience. Prior to working at Cullman Savings Bank, Ms. Ugarkovich was a credit officer for four years and treasury management officer for two years at Progress Bank. Ms. Katrina Stephens is senior vice president and is the chief financial officer, positions she has held since 2015. Ms. Stephens is a 2018 graduate from Alabama Banking School. Ms. Stephens was previously a senior level internal auditor at Regions Bank, where she began working in 2011. Prior to Regions, Ms. Stephens worked as a senior external auditor at Pricewaterhouse Coopers, where she begin working in 2007.

During its most recent fiscal year, Cullman has experienced a decrease in its net interest margin, typical of the industry, experienced a decrease in noninterest income and reduced its noninterest expenses to assets. The Bank did experience a decrease in its yield on earning assets, partially offset by a decrease in its cost of funds in 2020. The Bank experienced an ROAA of 1.13 percent in 2020, impacted by lower net interest income. The Bank’s stronger asset quality position remained stable in 2019 and 2020, with nonperforming assets decreasing from 0.18 percent in 2019 to 0.13 percent in 2020. The Bank has also slightly strengthened its lending activity from 2016 to 2020. The Bank’s management team is confident that the Bank is positioned for continued loan growth and improved profitability following its second stage offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry’s continued high level of competition, dependence on interest rate trends, volatility in the stock market, especially today, due to COVID-19, speculation on future changes, current legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering and particularly in light of COVID-19. In our opinion, recent market trends, including the recent pricing decreases for several of the most recent conversions, cause us to conclude that a moderate new issue discount is warranted in the case of this offering. Consequently, at this time we have made a moderate downward adjustment to the Corporation’s pro forma market value related to a new issue discount.

VI.	VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have decreased in 2020, along with market prices for financial institution stocks, less attention has been given to the price to core earnings method in 2020, considering decreases in bank stock prices during 2020. During the past two years, however, as fluctuating earnings have increased, with much lower interest rates having varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were

Valuation Methods (cont.)

made for the Bank’s market area, stock liquidity, dividends, subscription interest and for the marketing of the issue. No adjustments were made for management and asset, loan and deposit growth. Modest upward adjustments were made for the Bank’s earnings and financial condition.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; and increasing at the maximum to 15 percent over the midpoint.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution’s financial condition. Exhibit 43 shows the average and median price to book value ratios for the comparable group, which were 89.47 percent and 87.53 percent, respectively. The comparable group indicated a moderate range, from a low of 74.60 percent to a high of 103.67 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 93.79 percent and 93.31 percent, respectively, with a range of 75.48 percent to 115.08 percent. Excluding the low and the high in the group, the comparable group’s price to book value range narrowed slightly from a low of 80.69 percent to a high of 102.41 percent; and the comparable group’s price to tangible book value range narrowed slightly from a low of 80.84 percent to a high of 103.94 percent.

Price to Book Value Method (cont.)

The Corporation’s book value was $56,875,000 and its tangible book value was an identical $56,875,000 at December 31, 2020. In addition, the valuation recognized the Corporation’s $2,634,151 in assets held at the mutual holding company as part of the total equity in determining its valuation and valuation ratios.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 64.56 percent and a corresponding fully converted price to tangible book value ratio of 64.56 percent at the midpoint. The fully converted price to book value ratio decreases to 57.74 percent at the minimum then increases to 70.77 percent at the maximum, and to 77.16 percent at the super maximum, while the fully converted price to tangible book value ratio increases from 57.74 percent at the minimum to 77.16 percent at the super maximum.

The Corporation’s fully converted pro forma price to book value ratio of 64.56 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 44, is influenced by the Bank’s capitalization and local markets, reduced subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation’s ratio of equity to assets after the completion of the second stage offering at the midpoint of the valuation range will be approximately 24.09 percent compared to 10.34 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the year ended December 31, 2020, was $3,546,000 (reference Exhibit 7) and its net earnings was an identical $3,546,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $3,546,000.

Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly traded thrifts. As indicated in Exhibit 43, the average price to core earnings multiple for the comparable group was 19.55, while the median was a lower 14.38. The average price to net earnings multiple was 11.53, and the median multiple was 11.55. The range of the price to core earnings multiple for the comparable group was from a low of 4.54 to a high of 78.95. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 9.16 to a high of 18.08 times earnings for eight of the ten institutions in the group, indicating a significant narrowing of the range and normal range.

Consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 16.13 at the midpoint, based on the Corporation’s core earnings of $3,54600 for the year ended December 31, 2020. The Corporation’s fully converted core earnings multiple of 16.13 is equal to its net earnings multiple of 16.13.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution’s equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 45 indicates that the average price to assets ratio of the comparable group was 9.24 percent, and the median was a lower 9.17 percent. The range in the price to assets ratios for the comparable group varied from a low of 13.37 percent to a high of 20.08 percent. The

Price to Assets Method (cont.)

range narrows slightly with the elimination of the two extremes in the group to a low of 8.26 percent and a high of 10.02 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 15.54 percent at the midpoint, recognizing the Corporation’s much higher equity ratio, with the price to assets range of a low of 13.37 percent at the minimum to 20.08 percent at the super maximum.

Valuation Conclusion

Exhibits 43 through 50 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 50 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $59,509,151 including the mutual holding company assets at December 31, 2020, the Bank’s price to book value ratio of 64.56 percent represents a midpoint discount relative to the comparable group of 27.84 percent. The Corporation’s fully converted price to core earnings multiple of 16.13 represents midpoint discount relative to the comparable group of 17.49 percent. Recognizing the Corporation’s December 31, 2020, asset base of $361,250,825 including the mutual holding company assets, the Bank’s price to assets ratio of 15.54 percent represents a midpoint premium relative to the comparable group of 68.18 percent.

Valuation Conclusion (cont.)

As presented in Exhibit 45, the fully converted pro forma valuation range of the Corporation is from a minimum of $47,600,000 or 4,760,000 shares at $10.00 per share to a maximum of $64,400,000 or 6,440,000 shares at $10.00 per share, with a maximum, as adjusted, of $74,060,000 or 7,406,000 shares at $10.000 per share. Exhibit 44 also presents in detail the total number of shares to be issued at each valuation range and the respective number of shares issued to the mutual holding company, the public and the foundation.

It is our opinion that, as of February 12, 2021, the pro forma market value of the Corporation was $56,000,000 at the midpoint, representing a total of 5,600,000 shares at $10.00 per share, including 3,259,872 shares or 58.2 percent of the total shares offered to the public, 112,000 shares or 2.0 percent of the shares given to the foundation, and 2,228,128 shares or 39.8 percent of the total shares issued to the existing public shareholders.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

CULLMAN BANCORP, INC.

Cullman, Alabama

Balance Sheet

At December 31, 2020

($000)

At December 31, 2020
ASSETS
Cash and cash equivalents	$3,136
Federal funds sold	57,225

Cash and cash equivalents	60,361
Securities available-for-sale	18,875
Loans, net of allowance of $2,361	231,799
Loans held-for-sale	173
Premises and equipment, net	8,576
Foreclosed real estate	434
Accrued interest receivable	1,001
Restricted equity securities	2,541
Bank-owned life insurance	5,657
Other assets	1,979

Total assets	$331,396

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$14,375
Interest-bearing	202,588

Total deposits	216,963
FHLB advances and fed funds purchased	53,500
Long-term debt	—
Accrued interest payable and other liabilities	4,058

Total liabilities	274,521

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; 20,000,000 shares authorized 2,449,919 shares outstanding at December 31, 2020	24
Additional paid-in capital	6,687
Retained earnings	49,679
Accumulated other comprehensive income (loss)	542
Unearned ESOP shares, at cost	(57)

Total shareholders’ equity	56,875

Total liabilities and shareholders’ equity	$331,396

Source: Cullman Bancorp, Inc.’s unaudited financial statements

EXHIBIT 2

CULLMAN BANCORP, INC.

Cullman, Alabama

Balance Sheets

At December 31, 2016 2017, 2018 and 2019

($000)

	December 31,
	2019	2018	2017	2016
ASSETS
Cash and cash equivalents	$3,096	$3,244	$4,393	$2,008
Federal funds sold	3,000	5,250	12,700	5,325

Total cash and cash equivalents	6,096	8,494	17,093	7,333
Securities available-for-sale	23,544	22,920	23,747	22,764
Loans, net of allowance of $2,218, $2,163, $2,070 and $2,113, as of December 31, 2019, 2018, 2017 and 2016, respectively	248,785	242,920	221,348	221,972
Loans held-for-sale	—	135	690	485
Premises and equipment, net	8,538	8,638	9,967	10,290
Foreclosed real estate	386	129	823	1,015
Accrued interest receivable	983	921	896	891
Restricted equity securities	2,452	2,337	2,328	2,514
Bank-owned life insurance	5,506	5,355	5,206	5,057
Deferred tax asset, net	—	942	672	976
Other assets	1,765	601	1,323	744

Total assets	$298,055	$293,392	$284,093	$274,041

LIABILITIES AND SHAREHOLDERS’ EARNINGS

LIABILITIES
Deposits:
Noninterest-bearing	$10,450	$13,490	$9,716	$10,799
Interest-bearing	178,438	176,460	174,550	158,849

Total deposits	188,888	189,950	184,266	169,648
FHLB advances and fed funds purchased	51,500	49,000	49,000	54,000
Long-term debt	—	—	679	679
Accrued interest payable and other liabilities	4,272	3,753	3,333	3,124

Total liabilities	244,660	242,703	237,278	227,451

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value	24	24	24	24
Additional paid-in capital	6,476	7,147	7,061	8,343
Retained earnings	46,964	44,072	40,233	38,831
Accumulated other comprehensive income (loss)	44	(336)	(204)	(210)
Unearned ESOP shares, at cost	(113)	(218)	(299)	(398)

Total shareholders’ equity	53,395	50,689	46,815	46,590

Total liabilities and shareholders’ equity	$298,055	$293,392	$284,093	$274,041

Source: Cullman Bancorp, Inc. audited financial statements

EXHIBIT 3

CULLMAN BANCORP, INC.

Cullman, Alabama

Statement of Income

For the Twelve Months Ended December 31, 2020

Year Ended December 31, 2020
Interest and dividend income:
Loans, including fees	$13,468
Securities, taxable	460
Securities, tax exempt	70
Federal funds sold and other	174

Total interest and dividend income	14,172

Interest expense:
Deposits	1,696
Federal Home Loan Bank advances and other borrowings	1,171

Total interest expense	2,867

Net interest income	11,305

Provision for loan losses	152

Net interest income after provision for loan losses	11,153

Noninterest income:
Service charges on deposit accounts	734
Income on bank-owned life insurance	151
Gain on sales of mortgage loans	462
Net gain on sale of foreclosed real estate	2
Other	100

Total noninterest income	1,449

Noninterest expense:
Salaries and employee benefits	5,502
Occupancy and equipment	765
Data processing	549
Professional and supervisory fees	528
Office expense	202
Advertising	87
FDIC deposit insurance	47
Other	419

Total noninterest expense	8,099

Income (loss) before income taxes	4,503

Provision (credit) for income taxes	957

Net income (loss)	$3,546

Source: Cullman Bancorp, Inc.’s unaudited financial statements

EXHIBIT 4

CULLMAN BANCORP, INC.

Cullman, Alabama

Statements of Income

Years Ended December 31, 2016, 2017, 2018 and 2019

	December 31,
	2019	2018	2017	2016
Interest and dividend income:
Loans, including fees	$13,360	$12,642	$11,838	$11,333
Securities	627	622	642	607
Federal funds sold and other	345	409	231	135

Total interest and dividend income	14,332	13,673	12,711	12,075

Interest expense:
Deposits	1,897	1,461	1,215	1,070
Federal Home Loan Bank advances and other borrowings	1,221	1,047	1,172	1,124

Total interest expense	3,118	2,508	2,387	2,194

Net interest income	11,214	11,165	10,324	9,881

Provision for loan losses	55	83	0	294

Net interest income after provision for loan losses	11,159	11,082	10,324	9,587

Noninterest income:
Service charges on deposit accounts	796	772	631	628
Income on bank-owned life insurance	151	149	149	153
Gains on sales of mortgage loans	409	258	392	402
Gain on sale of securities available-for-sale	—	—	—	8
Net gain on sale of foreclosed real estate	13	125	162	—
Other	87	343	240	333

Total noninterest income	1,456	1,647	1,574	1,524

Noninterest expense:
Salaries and employee benefits	5,148	4,763	4,781	4,349
Occupancy and equipment	819	712	973	949
Data processing	648	565	518	476
Professional and supervisory fees	422	427	377	277
Office expense	207	188	183	200
Advertising	176	147	80	172
Loss on Cullman Village	—	458	—
FDIC deposit insurance	37	79	84	106
Net (gains) losses on foreclosed real estate	—	—	34	(1)
Other	406	505	501	411

Total noninterest expense	7,863	7,844	7,531	6,939

Income before income taxes	4,752	4,885	4,367	4,172

Income tax expense	1,018	1,046	1,787	1,437

Net income	$3,734	$3,839	$2,580	$2,735

Source: Cullman Bancorp, Inc.’s audited financial statements

EXHIBIT 5

Selected Financial Information

At December 31, 2016, 2017, 2018, 2019 and 2020

(In thousands)

	At December 31,
	2020	2019	2018	2017	2016
Selected Financial Condition Data:
Total assets	$331,396	$298,055	$293,392	$284,093	$274,041
Securities available-for-sale	18,875	23,544	22,920	23,747	22,764
Loans held-for-sale	173	—	135	690	485
Loans receivable, net	231,799	248,785	242,920	221,348	221,972
Premises and equipment, net	8,576	8,538	8,638	9,967	10,290
Foreclosed real estate	434	386	129	823	1,015
Federal Home Loan Bank stock, at cost	2,541	2,452	2,337	2,328	2,514
Bank-owned life insurance	5,657	5,506	5,355	5,206	5,057
Deposits	216,963	188,888	189,950	184,266	169,648
Borrowings	53,500	51,500	49,000	49,000	54,000
Shareholders’ equity	56,875	53,395	50,689	46,815	46,590

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 6

Income and Expense Trends

For the Years Ended December 31, 2016, 2017, 2018, 2019 and 2020

	For the Years Ended December 31,
	2020	2019	2018	2017	2016
	(In thousands)
Selected Operating Data:
Interest income	$14,172	$14,332	$13,673	$12,711	$12,075
Interest expense	2,867	3,118	2,508	2,387	2,194

Net interest income	11,305	11,214	11,165	10,324	9,881
Provision for loan losses	152	55	83	0	294

Net interest income after provision for loan losses	11,153	11,159	11,082	10,324	9,587
Noninterest income	1,449	1,456	1,647	1,574	1,524
Noninterest expense	8,099	7,863	7,844	7,531	6,939

Income before income tax expense	4,503	4,752	4,885	4,367	4,172
Income tax expense	957	1,018	1,046	1,787	1,437

Net income	$3,546	$3,734	$3,839	$2,580	$2,735

Source: Cullman Bancorp Inc.’s Prospectus

EXHIBIT 7

Cullman Savings Bank

Normalized Earnings Trends

Twelve Months Ended December 31, 2020

Twelve Months Ended December 31, 2020
(In thousands)
Net income before taxes	$4,503

Adjustments:
None	0

Normalized earnings before taxes	4,503

Taxes	(957)

Normalized earnings after taxes	$3,546

Source: Cullman Savings Bank’s audited financial statements

EXHIBIT 8

Performance Indicators

For the Years Ended December 31, 2016, 2017, 2018, 2019 and 2020

	Years Ended December 31,
	2020	2019	2018	2017	2016
Performance Ratios:
Return on average assets	1.13%	1.26%	1.33%	0.92%	1.06%
Return on average equity	6.43%	7.17%	7.87%	5.52%	6.03%
Interest rate spread (1)	3.54%	3.74%	4.06%	3.92%	4.05%
Net interest margin (2)	3.75%	3.98%	4.16%	4.01%	4.15%
Noninterest expense to average assets	2.57%	2.66%	2.72%	2.70%	2.68%
Efficiency ratio (3)	64.27%	62.33%	61.62%	63.30%	62.45%
Average interest-earning assets to average interest-bearing liabilities	1.18%	1.12%	1.10%	1.10%	1.11%

Capital Ratios:
Average equity to average assets	17.52%	17.60%	16.88%	16.74%	17.52%
Total capital to risk-weighted assets	N/A	22.40%	21.55%	22.21%	20.77%
Tier 1 capital to risk-weighted assets	N/A	21.41%	20.55%	21.16%	19.71%
Common equity tier 1 capital to risk-weighted assets	N/A	21.41%	20.55%	21.16%	19.71%
Tier 1 capital to average assets	15.49%	15.86%	15.17%	14.78%	14.44%

Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.01%	0.89%	0.88%	0.92%	0.94%
Allowance for loan losses as percentage of nonperforming loans	1788.64%	1642.96%	519.95%	367.02%	270.90%
Net (charge-offs) recoveries to average outstanding loans during the year	0.00%	0.00%	0.00%	0.02%	0.03%
Nonperforming loans as a percentage of total loans	0.06%	0.05%	0.17%	0.25%	0.35%
Nonperforming loans as a percentage of total assets	0.04%	0.05%	0.14%	0.20%	0.28%
Total nonperforming assets as a percentage of total assets	0.17%	0.17%	0.19%	0.49%	0.66%

(1)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the year.
(2)	Represents net interest income as a percent of average interest-earning asset.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 9

Volume/Rate Analysis

For the Years Ended December 31, 2019 vs. 2020

	Years Ended December 31, 2020 vs. 2019
	Increase (Decrease) Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans (excluding PPP loans)	$(529)	$295	$(234)
PPP loans	342	—	1
Securities	(75)	(28)	(103)
Federal Home Loan Bank stock	16	(36)	(20)
Federal funds sold and other	455	(600)	(145)

Total interest-earning assets	$209	$(369)	$(160)

Interest-bearing liabilities:
Interest-bearing demand deposits	$165	$(206)	$(41)
Regular savings and other deposits	13	(20)	(7)
Money market deposits	2	(2)	0
Certificates of deposits	(62)	(91)	(153)

Total deposits	$118	$(319)	$(201)

Federal Home Loan Bank advances and other borrowings	139	(189)	(50)

Total interest-bearing liabilities	257	(508)	(251)

Change in net interest income	$(48)	$139	$91

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 10

Yield and Cost Trends

For the Years Ended December 31, 2019 and 2020

	For the Years Ended December 31,
	2020	2019
	Yield/ Rate	Yield/ Rate
Interest-earning assets:
Loans (excluding PPP loans)	5.54%	5.41%
PPP loans	3.77%	—
Securities	2.59%	2.73%
Federal Home Loan Bank stock	4.88%	6.22%
Fed funds sold	0.14%	1.98%
Total interest-earning assets	4.70%	5.08%

Interest-bearing liabilities:
Interest-bearing demand deposits	0.21%	0.33%
Regular savings and other deposits	0.24%	0.30%
Money market deposits	0.31%	0.36%
Certificates of deposit	1.62%	1.72%
Total interest-bearing deposits	0.88%	1.05%
Federal Home Loan Bank advances and other borrowings	2.08%	2.41%

Total interest-bearing liabilities	1.16%	1.35%

Net interest rate spread (1)	3.54%	3.74%

Net interest margin (2)	3.75%	3.98%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest earning assets.

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 11

Net Portfolio Value

At December 31, 2020

Change in Interest Rates (Basis Points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets (3)
		$ Amount (2)	% Change	EVE Ratio (4)	Increase/(Decrease)
	(Dollars in thousands)				(Basis Points)
+400	53,121	(6,260)	(10.54)	17.22	(23)
+300	55,411	(3,969)	(6.68)	17.51	6
+200	57,334	(2,047)	(3.45)	17.66	21
+100	58,678	(702)	(1.18)	17.64	19
+50	59,121	(260)	(0.44)	17.57	12
—	59,381	—	—	17.45	—
-50	58,998	(383)	(0.64)	17.14	(30)
-100	57,594	(1,787)	(3.01)	16.55	(89)
-200	53,793	(5,588)	(9.41)	15.11	(234)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 12

Loan Portfolio Composition

At December 31, 2019 and 2020

(Dollars in thousands)

	At December 31,
	2020		2019
	Amount	Percent	Amount	Percent
Real estate loans:
One- to four-family residential	$114,766	48.98%	$127,362	50.73%
Multi-family	4,867	2.08%	$4,540	1.81%
Commercial	77,841	33.22%	$74,167	29.54%
Construction	5,504	2.35%	8,712	3.47%

Commercial	20,340	8.68%	28,572	11.38%

Consumer:
Home equity loans and lines of credit	3,520	1.50%	4,966	1.98%
Other consumer	2,347	1.00%	2,718	1.08%
Payroll Protection Program loans	5,145	2.20%	—	—

	234,330	100.0%	251,037	100.0%

Less:
Net deferred loan fees	(170)		(34)
Allowance for loan losses	(2,361)		(2,218)

Total loans,	$231,799		$248,785

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2020

Amounts due in:	One- to Four- Family Owner- Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Construction	Commercial	Consumer	Payroll Protection Program	Total
	(Dollars in thousands)
One year or less	$1,696	$734	$10,719	$5,201	$8,191	$1,288	$—	$27,829
More than one to five years	7,608	1,942	32,064	303	6,197	1,214	5,145	54,473
More than five to 15 years	15,627	2,191	34,159	—	5,857	3,365	—	61,199
More than 15 years	89,835	—	899	—	95	—	—	90,829

Total	$114,766	$4,867	$77,841	$5,504	$20,340	$5,867	$5,145	$234,330

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2021
	Fixed	Adjustable	Total
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$108,000	$5,069	$113,069
Multi-family	3,910	222	4,132
Commercial loans	64,373	2,749	67,122
Construction	303	—	303
Consumer loans:	12,149	—	12,149
Home equity loans and lines of credit	3,250	248	3,498
Other consumer	1,081	—	1,081
Payroll Protection Program loans	5,142	—	5,142

Total	198,208	8,288	206,496

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 14

Loan Delinquencies

At December 31, 2019 and 2020

	At December 31,
	2020			2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family residential	$1,723	$370	$104	$1,447	$1,151	$85
Multi-family	—	—	—	—	—	—
Commercial	437	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial loans	8	—	—	113	4	—
Consumer loans:
Home equity loans and lines of credit	—	—	—	—	—	—
Other consumer	—	33	—	21	—	—
Payroll Protection Program loans	2	—	—	—	—	—

Total	2,170	403	104	1,581	1,155	85

Source: Culman Bancorp, Inc.‘s Prospectus

EXHIBIT 15

Nonperforming Assets

At December 31, 2019 and 2020

	At December 31,
	2020	2019
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
One- to four-family residential	$18	$23
Multi-family	—	—
Commercial	—	—
Construction	—	—
Commercial and industrial loans	—	27
Consumer loans:
Home equity loans and lines of credit	—	—
Other consumer	—	—

Total nonaccrual loans	18	50

Accruing loans past due 90 days or more	104	85
Real estate owned:
One- to four-family residential	$108	$60
Multi-family	—	—
Commercial	326	326
Construction	—	—

Total real estate owned	434	386

Total nonperforming assets	566	521

Total accruing troubled debt restructured loans	$2,319	$2,457
Total nonperforming loans to total loans	0.06%	0.05%
Total nonaccruing loans to total loans	0.01%	0.02%
Total nonperforming assets to total assets	0.17%	0.17%

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 16

Classified Assets

At December 31, 2019 and 2020

(Dollars in thousands)

	At December 31,
	2020	2019
Substandard assets	$8,439	$2,593
Doubtful assets	—	—
Loss assets	—	—

Total classified assets	$8,439	$2,593

Special mention assets	$112	$—
Foreclosed real estate	$434	$386

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 17

Allowance for Loan Losses

For the Years Ended December 31, 2019 and 2020

	Years Ended December 31,
	2020	2019
Allowance for loan losses at beginning of year	$2,218	$2,163
Provision for loan losses	152	55
Charge-offs:	—	—
Real estate loans:
One- to four-family residential	—	—
Multi-family	—	—
Commercial	—	—
Construction	—	—
Commercial and industrial loans	—	—
Consumer loans:
Home equity loans and lines of credit	—	—
Other consumer	(20)	(1)
Payroll Protection Program loans	—	—

Total charge-offs	(20)	(1)

Recoveries:
Real estate loans:
One- to four-family residential	5	1
Multi-family	—	—
Commercial	—	—
Construction	—	—
Commercial and industrial loans	—	—
Consumer loans:
Home equity loans and lines of credit	—	—
Other consumer	6	—
Payroll Protection Program loans	—	—

Total recoveries	11	1

Net (charge-offs) recoveries	(9)	—

Allowance at end of year	2,361	2,218

Ratios:
Allowance to nonperforming loans	1788.64%	1642.96%
Allowance to total loans outstanding at the end of the year	1.01%	0.88%
Net (charge-offs) recoveries to average loans outstanding during the year	0.00%	0.00%

Source: Cullman Bancorp, Inc’s Prospectus

EXHIBIT 18

Investment Portfolio Composition

At December 31, 2020

	One Year or Less		More Than One Year to Five Years		More Than Five Years to Ten Years		More Than Ten Years
	Amortized Cost	Weighted Ave. Yield	Amortized Cost	Weighted Ave. Yield	Amortized Cost	Weighted Ave. Yield	Amortized Cost	Weighted Ave. Yield
			(In thousands)
Securities available for sale:
Municipal securities-taxable	$—	—%	$430	2.87%	$2,421	3.54%	$8,235	2.43%
Municipal securities-tax-exempt	365	1.87%	1,250	2.61%	904	2.20%	290	2.38%
Residential mortgage-backed, government-sponsored enterprise	—	—	—	—	765	2.14%	2,058	1.97%
SBA-guaranteed debenture	—	—	—	—	1,471	1.96%	—	—

Total	$365	1.87%	$1,680	2.68%	$5,561	2.71%	$10,583	2.34%

	Total
	Amortized Cost	Fair Value	Weighted Ave. Yield
Securities available for sale:
Municipal securities-taxable	$11,086	$11,612	2.69%
Municipal securities-tax-exempt	2,809	2,850	2.36%
Residential mortgage-backed, government-sponsored enterprise	2,823	2,890	2.02%
SBA-guaranteed debenture	1,471	1,523	1.96%

Total	$18,189	$18,875	2.47%

Source: Cullman Bancorp, Inc.‘s Prospectus

EXHIBIT 19

Mix of Deposit Accounts

For the Years Ended December 31, 2019 and 2020

	For the Years Ended December 31,
	2020		2019
	(Dollars in thousands)

	Amount	Percent	Amount	Percent
Deposit type:
Noninterest-bearing demand deposits	$14,374	6.63%	$10,415	5.51%
Interest-bearing demand deposits	69,758	32.15%	51,766	27.41%
Regular savings and other deposits	41,404	19.08%	28,727	15.21%
Money market deposits	5,383	2.48%	4,046	2.14%
Certificates of deposit	86,044	39.66%	93,934	49.73%

Total deposits	$216,963	100.00%	$188,888	100.00%

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 20

Certificates of Deposit By Maturity

At December 31, 2020

At December 31, 2020
(In thousands)
Maturity Period:
Three months or less	$5,417
Over three months through six months	4,730
Over six months through twelve months	6,245
Over twelve months	18,718

Total	$35,110

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 21

DIRECTORS AND MANAGEMENT OF THE BANK

At December 31, 2020

Name (1)	Position(s) Held with the Bank	Age	Director Since	Term Expires
John A. Riley, III	Chairman of the Board, President & Chief Executive Officer	56	2000	2023
Gregory T. Barksdale	Director	54	2013	2021
Chad T. Burks	Director	44	2019	2023
Dr. Paul D. Bussman	Director	64	1994	2021
Nancy McClellan	Director	63	1999	2022
Lynne Morton	Director	44	2020	2022
Robin Parson	Director	54	2019	2023

Executive Officers Who Are Not Directors
T’aira Ugarkovich	Executive Vice President	36	—	—
Katrina Stephens	Senior Vice President/Chief Financial Officer	37	—	—

(1)	The mailing address for each person listed is 216 Second Avenue, S.W., Cullman, Alabama 35055

Source: Cullman Bancorp, Inc.’s Prospectus

EXHIBIT 22

Key Demographic Data and Trends

Cullman County, Alabama and the United States

2000, 2010 and 2025

	2000	2010	% Change	2025	% Change
Population
Cullman County	77,454	80,406	3.8%	85,832	6.7%
Alabama	4,447,032	4,779,736	7.5%	5,103,695	6.8%
United States	281,422,025	308,745,538	9.7%	338,091,708	9.5%

Households
Cullman County	30,696	31,864	3.8%	34,915	9.6%
Alabama	1,737,046	1,883,791	8.4%	2,030,020	7.8%
United States	105,480,443	116,716,292	10.7%	128,694,431	10.3%

Per Capita Income
Cullman County	$16,758	$20,869	24.5%	30,141	44.4%
Alabama	17,941	23,406	30.5%	32,595	39.3%
United States	21,242	28,088	32.2%	39,979	42.3%

Median Household Income
Cullman County	$32,582	$38,168	17.1%	$60,029	57.3%
Alabama	34,250	41,539	21.3%	59,667	43.6%
United States	42,257	51,362	21.5%	63,968	24.5%

Source: Census Bureau and Demographics Now

EXHIBIT 23

Key Housing Data

Cullman County, alabama and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Cullman County	30,558	31,445
Alabama	1,737,046	1,883,791
United States	105,480,101	116,716,292

Occupancy Rate
Cullman County
Owner-Occupied	78.0%	70.1%
Renter-Occupied	22.0%	29.9%
Alabama
Owner-Occupied	72.5%	69.7%
Renter-Occupied	27.5%	30.3%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Cullman County	$85,000	$87,000
Alabama	85,100	123,900
United States	119,600	186,200

	2020
Median Housing Value Estimates
Cullman County	$136,448
Alabama	153,094
United States	221,068

	2000	2010
Median Rent
Cullman County	$398	$585
Alabama	447	667
United States	602	871

Source: U.S. Census Bureau and American Community Survey (Census Bureau)

EXHIBIT 24

Major Sources of Employment by Industry Group

Cullman County, Alabama and the United States

2000, 2010 and 2020

	2000
Industry Group	Cullman County	Alabama	United States
Agriculture/Mining	4.4%	1.9%	1.9%
Construction	8.4%	7.6%	6.8%
Manufacturing	23.0%	18.4%	14.1%
Wholesale/Retail	18.6%	15.8%	15.3%
Transportation/Utilities	5.7%	5.3%	5.2%
Information	1.6%	2.2%	3.1%
Finance, Insurance & Real Estate	4.0%	5.8%	6.9%
Services	34.3%	43.0%	46.7%

	2010
	Cullman County	Alabama	United States
Agriculture/Mining	4.0%	1.9%	1.9%
Construction	9.4%	7.8%	6.2%
Manufacturing	18.4%	14.5%	10.4%
Wholesale/Retail	15.8%	15.1%	14.5%
Transportation/Utilities	6.7%	5.2%	4.9%
Information	1.4%	1.9%	2.2%
Finance, Insurance & Real Estate	4.7%	5.8%	6.7%
Services	39.6%	47.8%	53.2%

	2020 Estimate
	Cullman County	Alabama	United States
Agriculture/Mining	4.9%	1.7%	1.8%
Construction	3.9%	4.6%	4.5%
Manufacturing	11.9%	11.7%	9.8%
Wholesale/Retail	21.7%	21.9%	21.9%
Transportation/Utilities	9.8%	5.8%	5.4%
Information	n/a	n/a	n/a
Finance, Insurance & Real Estate	3.7%	5.1%	6.4%
Services	44.1%	49.1%	50.2%

Source: Bureau of the Census (2000 and 2010) & American Community Survey (2020)

EXHIBIT 25

Unemployment Rates

Cullman County, Alabama and the United States

For the Years 2016 through 2020

Location	2016	2017	2018	2019	2020
Cullman County	5.0%	3.7%	3.2%	2.6%	4.4%
Alabama	5.8%	4.4%	3.9%	3.0%	6.1%
United States	4.9%	4.4%	3.9%	3.7%	8.1%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

EXHIBIT 26

Market Share of Deposits

Cullman County

June 30, 2020

	Cullman County Deposits ($000)	Cullman Deposits ($000)	Cullman Share (%)
Banks	$1,783,135	—	—
Thrifts	213,066	$213,066	100.0%

Total	$1,996,201	$213,066	10.7%

Source: FDIC

EXHIBIT 27

National Interest Rates by Quarter

2016 - 2020

	1st Qtr. 2016	2nd Qtr. 2016	3rd Qtr. 2016	4th Qtr. 2016
Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr. 2017	2nd Qtr. 2017	3rd Qtr. 2017	4th Qtr. 2017
Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr. 2018	2nd Qtr. 2018	3rd Qtr. 2018	4th Qtr. 2018
Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

	1st Qtr. 2019	2nd Qtr. 2019	3rd Qtr. 2019	4th Qtr. 2019
Prime Rate	5.50%	5.50%	5.50%	4.75%
90-Day Treasury Bills	2.39%	2.18%	1.84%	1.52%
1-Year Treasury Bills	2.50%	1.96%	1.71%	1.59%
30-Year Treasury Notes	2.94%	2.57%	1.94%	2.25%

	1st Qtr. 2020	2nd Qtr. 2020	3rd Qtr. 2020	4th Qtr. 2020
Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.11%	0.16%	0.10%	0.09%
1-Year Treasury Bills	0.17%	0.16%	0.12%	0.10%
30-Year Treasury Notes	1.15%	1.18%	1.48%	1.67%

Source: The Wall Street Journal

EXHIBIT 28

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	3.65	114.7	2.51	87.03	0.00	1.45	1.43	35.51	35.51	4.19
AMFC	AMB FINANCIAL CORP	IN	OTC BB	16.00	(7.2)	1.86	265.87	0.52	8.60	7.44	68.67	70.67	6.02
AX	AXOS FINANCIAL	CA	NYSE	37.34	23.3	3.30	225.99	0.00	11.32	11.32	178.75	200.64	16.52
BCTF	BANCORP 34	NM	NASDAQ	11.59	(24.1)	0.59	145.26	0.00	19.64	20.33	86.88	87.27	7.98
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	8.86	(32.3)	0.89	107.74	0.87	9.96	11.97	80.69	80.84	8.22
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.84	19.5	0.02	17.73	0.07	92.00	92.00	102.79	102.79	10.38
CARV	CARVER BANCORP	NY	NASDAQ	6.62	172.4	(1.70)	235.41	0.00	NM	NM	40.76	40.89	2.81
CASH	META FINANCIAL GROUP	SD	NASDAQ	36.18	(0.9)	3.05	177.32	0.21	11.86	11.27	146.72	251.60	20.40
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	13.00	(13.3)	(0.18)	130.18	0.00	NM	NM	71.47	71.63	9.99
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	12.38	(9.8)	0.46	68.43	0.68	26.91	26.34	133.84	135.45	18.09
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	17.25	(4.7)	1.97	267.59	0.48	8.76	6.90	79.09	84.31	6.45
CNNB	CINCINNATI FEDERAL	OH	NASDAQ	11.95	16.7	0.39	77.88	0.00	30.64	18.38	108.24	114.57	15.34
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	26.00	(25.7)	3.53	300.07	0.00	7.37	8.25	74.03	79.71	8.66
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	15.78	(24.5)	1.34	200.29	0.67	11.78	12.83	75.14	81.89	7.88
EBSB	MERIDIAN BANCORP	MA	NASDAQ	14.89	(25.9)	1.22	125.29	0.31	12.20	13.06	104.27	107.51	11.88
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	16.46	3.8	0.84	99.59	0.00	19.60	15.24	109.37	109.37	16.53
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	11.95	(4.2)	0.90	131.00	0.00	13.28	11.72	99.25	108.54	9.12
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	11.51	(23.8)	1.07	192.10	0.76	10.76	10.56	67.39	87.20	5.99
ESSA	ESSA BANCORP	PA	NASDAQ	15.02	(11.4)	1.30	172.66	0.91	11.55	14.73	87.78	95.43	8.70
FBC	FLAGSTAR BANCORP	MI	NYSE	40.62	6.2	7.72	515.76	0.19	5.26	5.18	105.75	135.63	7.88
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	17.04	(12.2)	1.13	272.95	0.73	15.08	13.11	67.33	81.18	6.24
FCAP	FIRST CAPITAL	IN	NASDAQ	63.66	(12.8)	2.82	279.14	0.80	22.57	23.07	213.98	230.49	22.81
FCPB	FIRST CAPITAL BANCSHARES	NC	OTC PINK	6.50	(7.1)	(0.12)	401.96	0.00	NM	NM	NM	NM	1.62
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	100.00	150.0	5.28	1,398.51	0.00	18.94	24.10	64.48	65.44	7.15
FFBW	FFBW, INC	WI	NASDAQ	10.01	(13.3)	0.26	37.07	0.00	38.50	35.75	102.35	102.46	27.00

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	10.29	21.1	0.42	95.93	0.28	24.50	46.77	89.56	89.56	10.73
FSBW	FS BANCORP	WA	NASDAQ	54.75	(14.2)	6.81	483.80	4.65	8.04	6.79	107.00	117.24	11.32
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	64.40	(4.0)	10.00	741.21	0.00	6.44	4.54	90.41	115.08	8.69
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	13.56	8.5	0.03	4.83	0.00	NM	NM	NM	NM	NM
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	30.25	(8.2)	2.96	474.29	0.00	10.22	9.39	67.87	73.44	6.38
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	21.50	(12.2)	2.13	228.45	1.47	10.09	10.29	102.53	102.53	9.41
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	28.88	(19.2)	2.40	314.40	1.74	12.03	13.13	95.41	95.41	9.19
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	217.99	3.7	18.21	1,272.49	2.31	11.97	10.83	167.38	167.38	17.13
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	30.01	(16.4)	2.56	174.63	1.78	11.72	11.68	155.82	157.62	17.18
HMNF	HMN FINANCIAL	MN	NASDAQ	17.22	(18.0)	1.70	185.59	1.03	10.13	9.16	94.20	98.40	9.28
HONE	HARBORONE BANCORP	MA	NASDAQ	10.82	(1.5)	0.49	75.88	0.00	22.08	22.08	112.59	135.42	14.26
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	12.05	(5.9)	0.37	95.09	0.00	32.57	30.90	92.20	95.48	12.67
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	13.99	30.1	0.77	197.77	0.00	18.17	14.13	71.74	71.74	7.07
IROQ	IF BANCORP	IL	NASDAQ	22.06	(4.2)	1.35	224.05	1.23	16.34	18.08	87.06	87.82	9.85
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	10.56	(23.6)	0.50	81.67	0.29	21.12	22.47	84.08	104.04	12.93
KSBI	KS BANCORP	NC	OTC BB	26.50	(5.2)	3.90	431.58	0.89	6.79	6.59	67.60	67.60	6.14
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	38.00	(3.8)	3.26	345.52	0.29	11.66	10.38	100.61	103.83	11.00
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	29.15	4.1	2.58	165.75	1.29	11.30	12.79	98.98	102.64	17.59
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	12.01	(32.3)	(1.07)	319.47	0.00	NM	NM	41.70	41.70	3.76
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	23.50	2.2	2.53	185.73	1.12	9.29	8.87	98.95	98.95	12.65
MSVB	MID-SOUTHERN BANCORP, INC	IN	NASDAQ	14.50	8.0	0.37	65.52	0.06	39.19	38.16	117.03	117.03	22.13
NASB	NASB FINANCIAL	MO	OTC BB	65.50	49.2	10.67	343.74	2.15	6.14	4.65	136.09	142.33	19.06
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	12.22	(27.9)	0.82	134.85	0.51	14.90	15.09	66.89	70.84	9.06
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	12.61	(24.2)	0.61	130.49	0.82	20.67	21.02	87.09	118.96	9.66
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	36.10	(21.4)	3.92	426.98	0.98	9.21	9.58	84.84	95.18	8.45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	10.48	(12.8)	0.91	118.41	0.68	11.52	11.52	72.18	112.81	8.85
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	18.70	(26.8)	0.89	193.19	0.66	21.01	22.26	77.24	120.65	9.68
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	14.60	5.6	0.65	99.45	0.88	22.46	20.28	98.72	101.96	14.68
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	13.85	(25.3)	1.47	150.16	1.96	9.42	81.47	89.07	93.83	9.22
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	15.86	(21.7)	0.55	105.93	0.00	28.84	29.37	119.97	123.42	14.97
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	10.58	(28.0)	(0.37)	73.16	0.00	NM	NM	129.50	129.50	14.46
PFC	PREMIER FINANCIAL CORP	OH	NASDAQ	22.77	NM	1.20	187.14	0.78	18.98	22.54	88.56	142.58	12.17
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	25.49	(18.2)	2.17	158.32	1.24	11.75	12.68	80.64	80.64	16.10
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	18.05	(26.8)	1.05	164.01	0.79	17.19	17.52	88.44	122.71	11.01
PPSF	PEOPLES- SIDNEY FINANCIAL CORP	OH	OTC PINK	9.00	(30.5)	0.67	102.85	0.42	13.43	13.85	68.81	68.81	8.75
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	15.66	(28.5)	1.14	159.22	0.67	13.74	15.82	102.09	102.35	9.84
PVBC	PROVIDENT BANCORP	MA	NASDAQ	12.28	(1.4)	0.53	76.89	0.00	23.17	24.08	134.21	134.21	15.97
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	14.75	0.0	1.48	210.52	0.00	9.97	9.16	86.66	89.12	7.01
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	13.00	(15.9)	1.07	160.15	0.00	12.15	14.29	56.40	57.57	8.12
REDW	REDWOOD FINANCIAL	MN	OTC PINK	120.50	(31.1)	14.46	1,030.35	5.59	8.33	7.40	119.02	142.70	11.70
RNDB	RANDOLPH BANCORP	MA	NASDAQ	22.47	27.3	1.16	132.33	0.91	19.37	7.97	143.95	165.10	16.98
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	5.22	(36.4)	0.58	64.01	0.40	9.00	10.65	69.79	83.92	8.15
RYFL	ROYAL FINANCIAL	IL	OTC BB	14.15	(16.8)	1.07	200.26	0.72	13.22	19.12	73.89	77.70	7.07
SBT	STERLING BANCORP	MI	NASDAQ	4.53	(44.1)	(0.30)	78.80	0.02	NM	NM	68.33	69.69	5.75
SFBK	SFB BANCORP	TN	OTC PINK	43.10	39.9	0.98	246.76	0.63	43.98	37.48	107.00	108.65	17.47
SNNF	SENECA FIN CORP	NY	OTC PINK	7.56	(19.6)	0.53	120.85	0.00	14.26	15.12	70.99	70.99	6.26
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	12.42	(4.5)	(0.46)	122.27	0.00	NM	NM	87.90	87.90	10.16
STBI	STURGIS BANCORP	MI	OTC BB	18.95	(11.9)	2.80	285.39	1.44	6.77	6.72	89.30	108.22	6.64
STND	STANDARD FINANCIAL CORP	PA	OTC BB	32.67	9.0	1.52	228.75	0.67	21.49	22.07	106.83	133.02	14.28
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	16.73	(27.3)	1.47	162.64	0.07	11.38	11.62	84.54	112.89	10.29

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				Per Share					Pricing Ratios
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	9.45	(8.4)	(2.58)	130.08	0.00	NM	NM	82.53	82.53	7.26
SVBI	SEVERN BANCORP	MD	NASDAQ	7.05	(24.3)	0.53	73.09	0.53	13.30	14.69	74.60	75.48	9.65
SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	3.09	8.4	(0.07)	127.43	0.18	NM	34.33	NM	NM	2.42
TBK	TRIUMPH BANCORP	TX	NASDAQ	49.08	29.1	1.96	234.87	0.00	25.04	27.12	175.79	243.09	20.90
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	24.23	(21.7)	2.07	221.47	1.29	11.71	13.10	98.66	98.86	10.94
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	15.00	25.5	1.31	170.00	0.39	11.45	10.00	90.25	92.42	8.82
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	6.58	(24.1)	0.54	59.48	0.27	12.19	12.42	113.25	113.25	11.06
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	24.83	(16.5)	2.96	188.11	1.05	8.39	8.42	111.80	125.28	13.20
UBNC	UNION BANK	NC	OTC PINK	11.74	(19.4)	1.03	162.41	0.10	11.40	15.05	70.34	81.58	7.23
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	19.53	(15.7)	1.56	276.12	0.71	12.52	13.85	65.67	65.67	7.07
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	21.00	(12.5)	1.05	155.84	0.00	20.00	23.08	68.76	68.76	13.48
WBBW	WESTBURY BANCORP	WI	OTC BB	24.01	(15.8)	2.46	293.46	2.94	9.76	10.39	87.66	88.01	8.18
WCFB	WCF BANCORP	IA	NASDAQ	7.00	(18.6)	0.05	55.25	0.00	NM	NM	80.65	80.83	12.67
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	6.81	(29.3)	0.48	96.74	0.54	14.19	18.92	80.31	86.53	7.04
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	18.73	(1.6)	2.46	88.05	0.97	7.61	7.64	118.24	120.99	21.27
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	44.86	2.0	1.99	272.93	0.48	22.54	32.99	122.13	174.69	16.44
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	15.01	(6.3)	1.30	172.12	1.08	11.55	13.28	87.27	87.27	8.72

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF DECEMBER 31, 2020

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

			Per Share					Pricing Ratios
				52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
			Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)
ALL INSTITUTIONS
AVERAGE			23.65	(3.92)	1.90	223.28	0.64	16.12	17.57	95.10	105.14	11.05
HIGH			217.99	172.40	18.21	1,398.51	5.59	92.00	92.00	213.98	251.60	27.00
LOW			1.84	(44.10)	(2.58)	4.83	0.00	1.45	1.43	35.51	35.51	1.62

AVERAGE FOR STATE
AL			3.09	8.40	(0.07)	127.43	0.18	N/A	34.33	N/A	N/A	2.42

AVERAGE BY REGION
MID-ATLANTIC			18.22	(15.22)	1.20	170.22	0.78	15.75	22.85	89.28	106.81	10.44
MIDWEST			22.72	1.20	1.81	248.75	0.54	13.65	13.98	88.75	94.96	10.98
NORTH CENTRAL			34.76	(5.02)	3.88	257.51	1.22	11.12	10.85	107.24	124.45	14.00
NORTHEAST			25.51	(0.91)	1.63	200.50	0.43	12.82	12.58	101.32	109.60	11.05
SOUTHEAST			20.25	0.70	1.32	249.58	0.35	10.79	14.71	51.40	53.42	6.62
SOUTHWEST			24.06	(12.18)	1.72	208.72	0.30	18.01	18.56	101.47	118.97	11.62
WEST			23.42	(9.04)	2.43	193.26	1.16	20.44	20.87	108.73	116.25	11.63

AVERAGE BY EXCHANGE
NYSE			26.62	(2.53)	3.25	256.04	0.42	11.32	11.39	111.28	142.95	11.07
NASDAQ			22.93	(8.92)	1.69	183.46	0.63	16.93	18.57	102.95	115.92	12.47
OTC BB			22.04	0.51	2.11	235.18	0.72	9.67	9.85	84.31	89.14	9.70
OTC PINK			26.45	3.08	1.92	297.82	0.63	13.08	15.76	70.50	73.27	8.57

EXHIBIT 29

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
SZBI	SOUTHFIRST BANCSHARES	AL	89,395	9,775	9,775	(0.06)	0.07	(0.48)	0.63	OTC PINK	701,526	2,168
AX	AXOS FINANCIAL	CA	13,382,238	1,236,965	1,102,018	1.51	1.52	16.26	16.26	NYSE	59,215,934	2,211,123
BYFC	BROADWAY FINANCIAL CORP	CA	497,028	50,261	50,253	0.14	0.10	1.32	0.95	NASDAQ	28,038,967	51,592
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,282,413	164,004	164,004	1.37	1.44	10.93	11.46	OTC BB	6,904,720	162,261
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,184,018	114,048	113,753	0.74	0.65	7.40	6.43	NASDAQ	7,436,315	116,453
WSFS	WSFS FINANCIAL CORP	DE	13,830,108	1,861,302	1,301,496	0.78	0.53	5.46	3.75	NASDAQ	50,673,444	2,273,211
TBNK	TERRITORIAL BANCORP	HI	2,107,049	233,643	233,192	0.94	0.84	8.67	7.77	NASDAQ	9,513,867	230,521
WCFB	WCF BANCORP	IA	135,009	21,218	21,163	0.09	(0.16)	0.60	(1.03)	NASDAQ	2,443,777	17,106
AFBA	ALLIED FIRST BANCORP	IL	142,020	16,772	16,772	3.29	3.35	27.69	28.21	OTC BB	1,631,893	5,956
BFIN	BANKFINANCIAL CORP	IL	1,604,329	163,475	163,182	0.86	0.72	8.06	6.76	NASDAQ	14,890,628	131,931
GTPS	GREAT AMERICAN BANCORP	IL	198,994	18,699	17,280	0.66	0.72	6.85	7.46	OTC BB	419,563	12,692
IROQ	IF BANCORP	IL	726,004	82,115	81,384	0.62	0.56	5.43	4.89	NASDAQ	3,240,376	71,483
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,033	10,731	10,731	(0.34)	(0.43)	(3.61)	(4.53)	OTC PINK	372,600	4,475
OTTW	OTTAWA SAVINGS BANCORP	IL	310,402	46,154	44,688	0.66	0.73	4.46	4.94	OTC BB	3,121,035	45,567
RYFL	ROYAL FINANCIAL	IL	511,957	48,964	46,565	0.63	0.44	5.76	3.99	OTC BB	2,556,518	36,175
SUGR	SUGAR CREEK FINANCIAL CORP	IL	102,140	8,992	8,992	(2.03)	(2.20)	(21.26)	(23.03)	OTC BB	785,192	7,420
AMFC	AMB FINANCIAL CORP	IN	256,661	22,493	21,858	0.74	0.86	8.30	9.61	OTC BB	965,352	15,446
FDLB	FIDELITY FEDERAL BANCORP	IN	1,181,413	131,009	129,089	0.41	0.32	3.53	2.78	OTC PINK	844,763	84,476
FBPI	FIRST BANCORP OF INDIANA	IN	473,584	43,916	36,419	0.43	0.49	4.52	5.23	OTC BB	1,735,088	29,566
FCAP	FIRST CAPITAL	IN	942,840	100,479	93,298	1.09	1.06	9.89	9.68	NASDAQ	3,377,671	215,023
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,760,624	169,197	132,917	1.56	2.22	16.26	23.08	NASDAQ	2,375,324	152,971
MSVB	MID-SOUTHERN BANCORP, INC	IN	218,098	41,247	41,247	0.57	0.60	3.07	3.19	NASDAQ	3,328,498	48,263
NWIN	NORTHWEST INDIANA BANCORP	IN	1,478,689	147,364	131,345	0.97	0.93	9.68	9.31	OTC BB	3,463,136	125,019
TDCB	THIRD CENTURY BANCORP	IN	202,668	19,818	19,350	0.82	0.93	8.48	9.68	OTC BB	1,192,159	17,882
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,509,098	1,284,859	1,269,643	0.68	0.69	4.98	5.02	NASDAQ	138,956,296	1,720,279

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
CTUY	CENTURY NEXT FINANCIAL CORP	LA	504,874	59,090	54,876	1.18	1.05	10.42	9.29	OTC BB	1,682,526	43,746
HRGG	HERITAGE NOLA BANCORP	LA	145,033	19,932	19,246	0.41	0.43	2.92	3.07	OTC PINK	1,525,209	18,379
HFBL	HOME FED BANCORP OF LOUISIANA	LA	542,184	52,203	52,203	0.84	0.77	8.01	7.35	NASDAQ	1,724,512	49,804
HONE	HARBORONE BANCORP	MA	4,432,932	561,570	466,872	0.68	0.68	5.25	5.24	NASDAQ	58,418,021	632,083
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,719,181	278,312	278,312	1.46	1.61	15.00	16.57	NASDAQ	2,136,900	465,823
EBSB	MERIDIAN BANCORP	MA	6,566,895	748,264	726,011	1.00	0.93	8.74	8.13	NASDAQ	52,413,120	780,431
PVBC	PROVIDENT BANCORP	MA	1,497,189	178,184	178,184	0.78	0.75	5.96	5.75	NASDAQ	19,472,310	239,120
RNDB	RANDOLPH BANCORP	MA	725,171	85,561	74,581	0.93	2.26	8.09	19.76	NASDAQ	5,479,884	123,133
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,480,786	217,398	201,712	0.53	0.40	5.65	4.25	NASDAQ	25,644,334	174,638
SVBI	SEVERN BANCORP	MD	936,487	121,025	119,711	0.76	0.70	5.63	5.18	NASDAQ	12,812,976	90,331
FBC	FLAGSTAR BANCORP	MI	29,475,693	2,195,229	1,711,451	1.65	1.68	22.63	23.00	NYSE	57,150,470	2,321,452
SBT	STERLING BANCORP	MI	3,938,062	331,144	324,721	(0.42)	(0.53)	(4.54)	(5.75)	NASDAQ	49,977,209	226,397
STBI	STURGIS BANCORP	MI	604,674	44,971	37,093	1.06	1.07	13.61	13.71	OTC BB	2,118,791	40,151
HMNF	HMN FINANCIAL	MN	897,596	88,413	84,649	0.99	1.09	9.36	10.36	NASDAQ	4,836,359	83,282
REDW	REDWOOD FINANCIAL	MN	451,862	44,401	37,033	1.59	1.79	15.07	16.97	OTC PINK	438,551	52,845
NASB	NASB FINANCIAL	MO	2,539,747	355,574	339,998	3.08	NM	25.60	NM	OTC BB	7,388,493	483,946
QRRY	QUARRY CITY S&L ASSN	MO	65,292	9,399	9,206	0.71	0.60	4.72	4.00	OTC BB	407,691	5,300
FCPB	FIRST CAPITAL BANCSHARES	NC	226,598	24,944	24,944	(0.04)	(0.54)	(0.28)	(4.19)	OTC PINK	563,728	3,664
KSBI	KS BANCORP	NC	478,092	43,423	43,423	0.97	1.00	10.37	10.70	OTC BB	1,107,776	29,356
LSFG	LIFESTORE FINANCIAL GROUP	NC	352,116	38,496	37,302	1.01	1.13	9.12	10.23	OTC PINK	1,019,091	38,725
UBNC	UNION BANK	NC	971,043	99,759	86,045	0.68	0.51	6.71	5.04	OTC PINK	5,978,851	70,192
EQFN	EQUITABLE FINANCIAL CORP	NE	402,167	36,953	33,790	0.73	0.82	7.82	8.82	NASDAQ	3,070,000	36,687
MCBK	MADISON COUNTY FINANCIAL	NE	436,788	77,598	74,845	1.58	1.40	8.91	7.90	OTC PINK	2,635,221	76,817
KRNY	KEARNY FINANCIAL CORP	NJ	7,310,209	1,124,060	908,516	0.66	0.61	4.11	3.84	NASDAQ	89,510,451	945,230
NFBK	NORTHFIELD BANCORP	NJ	5,589,869	757,507	715,112	0.66	0.65	4.75	4.71	NASDAQ	41,453,343	506,560

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
OCFC	OCEANFIRST FINANCIAL CORP	NJ	11,664,161	1,461,714	935,693	0.51	0.49	3.90	3.69	NASDAQ	60,378,120	1,129,071
PFS	PROVIDENT FINANCIAL SERVICES	NJ	12,871,322	1,601,706	1,154,603	0.76	0.75	5.64	5.53	NYSE	78,481,159	1,416,585
BCTF	BANCORP 34	NM	464,817	42,682	42,508	0.43	0.42	4.47	4.31	NASDAQ	3,199,913	37,087
CARV	CARVER BANCORP	NY	672,653	46,396	46,254	(0.78)	(0.95)	(10.11)	(12.28)	NASDAQ	2,857,410	18,916
DCOM	DIME COMMUNITY BANCSHARES	NY	6,619,391	694,158	636,935	0.69	0.63	6.75	6.21	NASDAQ	33,049,822	521,526
ESBK	ELMIRA SAVINGS BANK	NY	674,281	59,960	46,334	0.59	0.60	6.36	6.48	NASDAQ	3,510,000	40,400
NYCB	NEW YORK COMMUNITY BANCORP	NY	54,931,755	6,734,730	4,308,351	0.78	0.78	6.31	6.32	NYSE	463,904,084	4,861,715
PCSB	PCSB FINANCIAL CORP	NY	1,790,028	223,403	217,088	0.54	0.53	4.25	4.15	NASDAQ	16,898,137	268,004
PDLB	PDL COMMUNITY BANCORP	NY	1,260,820	140,875	140,875	(0.55)	(0.82)	(4.65)	(6.98)	NASDAQ	17,234,291	182,339
SNNF	SENECA FIN CORP	NY	231,184	20,372	20,372	0.46	0.43	5.22	4.93	OTC PINK	1,912,959	14,462
SNNY	SUNNYSIDE BANCORP	NY	97,024	11,211	11,211	(0.40)	(0.54)	(3.30)	(4.47)	OTC BB	793,500	9,855
TRST	TRUSTCO BANK CORP NY	NY	5,735,670	560,528	559,975	0.96	0.93	9.55	9.21	NASDAQ	96,432,657	634,527
CNNB	CINCINNATI FEDERAL	OH	232,091	32,890	31,093	0.50	0.83	3.93	6.49	NASDAQ	2,980,000	35,611
CCSB	COMM SAVINGS BANCORP	OH	53,164	7,430	7,411	(0.14)	0.01	(1.01)	0.07	OTC BB	408,379	5,309
CIBN	COMMUNITY INVESTORS BANCORP	OH	212,789	17,342	16,270	0.79	1.00	9.61	12.17	OTC PINK	795,192	13,717
EFBI	EAGLE FIN BANCORP	OH	156,701	23,676	23,676	0.88	1.13	5.78	7.46	NASDAQ	1,573,473	25,899
FNFI	FIRST NILES FINANCIAL	OH	106,777	12,787	12,787	0.45	0.24	3.67	1.95	OTC PINK	1,113,067	11,453
HLFN	HOME LOAN FINANCIAL CORP	OH	245,122	27,038	26,732	1.53	1.53	13.37	13.42	OTC BB	1,403,668	42,124
PPSF	PEOPLES- SIDNEY FINANCIAL CORP	OH	122,018	15,513	15,513	0.67	0.65	5.22	5.01	OTC PINK	1,186,406	10,678
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	391,054	78,088	78,088	1.36	1.26	6.92	6.43	OTC PINK	2,470,032	62,961
PFC	PREMIER FINANCIAL CORP	OH	6,979,713	959,025	595,595	0.74	0.63	5.52	4.66	NASDAQ	37,296,613	849,244
VERF	VERSAILLES FINANCIAL CORP	OH	60,356	11,828	11,828	0.70	0.61	3.46	3.00	OTC BB	387,289	8,133
ESSA	ESSA BANCORP	PA	1,892,465	187,507	172,522	0.74	0.59	7.61	5.99	NASDAQ	10,960,357	164,625
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	856,017	78,594	78,594	0.97	0.95	10.29	10.08	OTC PINK	3,747,052	80,562
NWBI	NORTHWEST BANCSHARES	PA	13,943,884	1,547,231	1,132,642	0.53	0.52	4.53	4.44	NASDAQ	106,859,088	1,347,493

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			Assets and Equity			Profitability				Capital Issues
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
PBIP	PRUDENTIAL BANCORP	PA	1,223,335	126,684	120,242	0.97	0.11	9.18	1.06	NASDAQ	8,147,005	112,836
QNTO	QUAINT OAK BANCORP	PA	421,371	34,062	33,132	0.82	0.90	9.08	9.89	OTC PINK	2,001,614	29,524
STND	STANDARD FINANCIAL CORP	PA	1,066,107	142,518	114,445	0.69	0.67	5.05	4.90	OTC BB	4,660,649	152,263
WVFC	WVS FINANCIAL CORP	PA	328,173	32,802	32,802	0.70	0.61	7.95	6.92	NASDAQ	1,906,704	28,620
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	116,293	10,070	9,644	0.75	0.84	8.31	9.34	OTC PINK	24,066,545	326,342
CASH	META FINANCIAL GROUP	SD	6,092,939	847,308	494,030	1.56	1.64	12.68	13.36	NASDAQ	34,360,890	1,243,177
SFBK	SFB BANCORP	TN	62,272	10,164	10,010	0.40	0.47	2.46	2.89	OTC PINK	252,361	10,877
UNTN	UNITED TENNESSEE BANKSHARES	TN	233,960	25,201	25,201	0.59	0.54	5.38	4.87	OTC PINK	847,309	16,548
STXB	SPIRIT OF TEXAS BANCSHARES	TX	2,922,521	355,672	266,252	0.98	0.96	7.65	7.50	NASDAQ	17,969,012	300,622
TBK	TRIUMPH BANCORP	TX	5,836,788	693,842	501,801	0.89	0.82	7.54	6.99	NASDAQ	24,851,601	1,219,717
FSBW	FS BANCORP	WA	2,053,751	217,203	198,227	1.52	1.80	13.77	16.30	NASDAQ	4,245,041	232,416
RVSB	RIVERVIEW BANCORP	WA	1,423,927	166,285	138,392	1.01	0.84	7.84	6.57	NASDAQ	22,245,472	116,121
TSBK	TIMBERLAND BANCORP	WA	1,563,343	184,567	164,717	1.73	1.73	13.81	13.78	NASDAQ	8,310,793	206,357
FFBW	FFBW, INC	WI	285,634	75,369	75,310	0.70	0.75	2.94	3.15	NASDAQ	7,704,875	77,126
HWIS	HOME BANCORP WISCONSIN	WI	177,833	17,530	17,530	0.40	0.51	4.32	5.60	OTC PINK	899,190	12,580
WSBF	WATERSTONE FINANCIAL	WI	2,220,629	399,429	390,354	2.93	2.91	16.02	15.92	NASDAQ	25,220,036	472,371
WBBW	WESTBURY BANCORP	WI	887,607	82,841	82,523	0.87	0.81	9.09	8.50	OTC BB	3,024,589	72,620

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

		Assets and Equity			Profitability				Capital Issues
		Total	Total	Total		Core		Core		Number of	Mkt. Value
		Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)
ALL INSTITUTIONS
AVERAGE		2,996,936	344,121	270,628	0.78	0.75	6.76	6.51		21,061,922	345,104
MEDIAN		725,588	80,355	78,341	0.74	0.72	6.54	6.21		3,353,085	76,972
HIGH		54,931,755	6,734,730	4,308,351	3.29	3.35	27.69	28.21		463,904,084	4,861,715
LOW		53,164	7,430	7,411	(2.03)	(2.20)	(21.26)	(23.03)		252,361	2,168

AVERAGE FOR STATE
AL		89,395	9,775	9,775	(0.06)	0.07	(0.48)	0.63		701,526	2,168

AVERAGE BY REGION
MID-ATLANTIC		5,533,347	698,209	524,578	0.73	0.62	6.40	5.38		36,276,305	636,685
MIDWEST		1,708,466	163,744	134,942	0.78	0.80	6.60	6.85		7,273,002	160,369
NORTHCENTRAL		2,281,166	307,303	262,706	1.22	0.98	9.97	8.18		21,615,253	413,271
NORTHEAST		6,028,997	704,061	527,538	0.51	0.55	4.60	4.88		53,343,829	597,798
SOUTHEAST		316,221	32,729	30,793	0.54	0.50	5.20	4.94		4,317,148	62,234
SOUTHWEST		1,736,036	203,904	156,148	0.79	0.74	6.84	6.42		8,492,129	278,226
WEST		2,936,721	295,872	270,570	1.12	1.12	10.00	9.94		18,238,889	415,856

AVERAGE BY EXCHANGE
NYSE		27,665,252	2,942,158	2,069,106	1.09	1.10	10.10	10.15		164,687,912	2,702,719
NASDAQ		3,118,950	378,333	311,260	0.80	0.75	6.43	6.08		25,093,955	396,733
OTC		550,552	63,452	59,334	1.41	1.63	12.56	14.50		2,198,000	64,323
OTC PINK		345,242	38,818	37,308	0.78	0.73	6.72	6.33		2,668,563	47,072

EXHIBIT 30

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT CONVERSIONS

PRICE CHANGES FROM IPO DATE

June 30, 2019 through February 12, 2021

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	2/12/2021
Richmond Mutual Bancorporation	RMBI	7/02/2019	NASDAQ	36.50	33.90	32.90	33.50
Eureka Homestead Bancorp	ERKH	7/10/2019	OTC MKT	21.00	21.00	22.00	25.00
FFBW, Inc.	FFBW	1/17/2020	NASDAQ	8.30	3.80	6.70	5.70
Cincinnati Bancorp	CNNB	1/23/2020	OTC MKT	7.50	6.90	7.00	22.70
Eastern Bankshares	EBC	10/15/2020	NASDAQ	12.15	22.60	39.40	67.20

		AVERAGE		14.66%	13.12%	13.72%	17.38%
		MEDIAN		12.15	21.00	22.00	25.00
		HIGH		36.50	33.90	39.40	67.20
		LOW		7.50	3.80	6.70	5.70

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF CULLMAN SAVINGS BANK

NONE

(that were potential comparable group candidates)

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	23.91	0.87	34.68	69.95	70.82	16.14	17.16

	DEFINED PARAMETERS FOR						26.00 -	50.00 -		9.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 45.00	30.00	< 40.00	76.00	92.00	< 46.00	22.00

BYFC	BROADWAY FINANCIAL CORP	CA	497,028	8.78	1.46	10.89	72.79	74.09	23.24	10.11
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,282,413	0.84	0.00	8.14	92.26	92.26	23.28	12.79
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,184,018	9.93	10.41	24.58	74.74	91.44	11.49	9.63
WCFB	WCF BANCORP	IA	135,009	19.52	13.20	36.47	58.82	70.61	14.23	15.72
AFBA	ALLIED FIRST BANCORP	IL	142,020	13.70	6.15	52.34	66.63	71.87	11.67	11.81
BFIN	BANKFINANCIAL CORP	IL	1,604,329	27.29	0.61	2.16	66.44	66.99	0.25	10.19
GTPS	GREAT AMERICAN BANCORP	IL	198,994	45.53	0.05	20.07	45.46	45.50	2.01	9.40
IROQ	IF BANCORP	IL	726,004	6.80	20.24	17.33	71.38	91.76	4.24	11.31
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,033	46.48	17.67	27.83	30.96	48.14	0.00	9.02
OTTW	OTTAWA SAVINGS BANCORP	IL	310,402	9.00	3.11	43.11	82.70	85.54	6.09	14.87
RYFL	ROYAL FINANCIAL	IL	511,957	10.82	0.00	44.37	84.42	84.42	0.78	9.56
SUGR	SUGAR CREEK FINANCIAL CORP	IL	102,140	2.90	0.00	71.98	74.92	74.92	12.99	8.80
AMFC	AMB FINANCIAL CORP	IN	256,661	10.67	2.94	24.82	77.72	80.26	3.96	8.76
FDLB	FIDELITY FEDERAL BANCORP	IN	1,181,413	9.46	49.06	10.44	23.63	74.51	10.34	11.09
FBPI	FIRST BANCORP OF INDIANA	IN	473,584	10.92	7.45	24.01	75.54	81.93	19.00	9.27
FCAP	FIRST CAPITAL	IN	942,840	28.61	11.48	11.57	52.20	62.37	0.00	10.65
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,760,624	12.86	1.21	24.22	61.92	62.99	27.59	9.59
MSVB	MID-SOUTHERN BANCORP, INC	IN	218,098	33.80	7.65	29.65	52.85	63.70	4.59	18.91
NWIN	NORTHWEST INDIANA BANCORP	IN	1,478,689	17.40	9.12	19.79	65.28	74.00	2.11	9.96
TDCB	THIRD CENTURY BANCORP	IN	202,668	17.67	9.77	17.02	69.29	79.10	4.93	9.78
CTUY	CENTURY NEXT FINANCIAL CORP	LA	504,874	11.80	0.05	28.13	82.42	82.47	1.27	11.70
HRGG	HERITAGE NOLA BANCORP	LA	145,033	12.89	2.69	42.77	68.37	72.03	10.91	13.74

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	23.91	0.87	34.68	69.95	70.82	16.14	17.16

	DEFINED PARAMETERS FOR						26.00 -	50.00 -		9.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 45.00	30.00	< 40.00	76.00	92.00	< 46.00	22.00

HFBL	HOME FED BANCORP OF LOUISIANA	LA	542,184	7.13	11.51	24.54	65.51	75.38	0.18	9.63
SVBI	SEVERN BANCORP	MD	936,487	20.09	3.07	26.41	69.47	76.04	2.38	12.92
STBI	STURGIS BANCORP	MI	604,674	19.98	7.21	27.15	71.95	78.82	10.17	7.44
HMNF	HMN FINANCIAL	MN	897,596	13.16	5.87	16.75	74.68	82.64	0.00	9.85
REDW	REDWOOD FINANCIAL	MN	451,862	8.60	15.58	14.10	56.78	75.84	1.71	9.83
QRRY	QUARRY CITY S&L ASSN	MO	65,292	17.99	0.00	33.46	73.05	73.05	0.00	14.40
EQFN	EQUITABLE FINANCIAL CORP	NE	402,167	6.43	2.11	17.35	84.97	86.70	4.92	9.19
MCBK	MADISON COUNTY FINANCIAL	NE	436,788	17.06	0.00	15.49	75.21	75.21	10.17	17.77
BCTF	BANCORP 34	NM	464,817	8.22	7.17	8.16	75.40	81.94	10.69	9.18
CNNB	CINCINNATI FEDERAL	OH	232,091	9.80	2.56	47.65	73.19	75.58	17.46	14.17
CCSB	COMM SAVINGS BANCORP	OH	53,164	13.71	4.32	47.14	81.01	84.99	2.43	13.98
CIBN	COMMUNITY INVESTORS BANCORP	OH	212,789	13.15	2.93	47.09	70.47	72.92	18.44	8.15
EFBI	EAGLE FIN BANCORP	OH	156,701	7.87	0.00	49.60	79.26	79.26	0.00	15.11
FNFI	FIRST NILES FINANCIAL	OH	106,777	13.87	11.28	40.03	67.07	75.76	30.11	11.98
HLFN	HOME LOAN FINANCIAL CORP	OH	245,122	16.17	0.00	35.18	77.72	77.72	2.15	11.03
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	122,018	21.62	0.00	48.68	73.26	73.26	1.69	12.71
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	391,054	13.23	0.52	47.62	84.28	84.77	1.53	19.97
VERF	VERSAILLES FINANCIAL CORP	OH	60,356	19.91	0.10	48.67	63.94	64.02	3.65	19.60
ESSA	ESSA BANCORP	PA	1,892,465	13.10	10.02	35.55	74.93	79.76	6.65	9.91
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	856,017	12.26	11.02	38.24	71.03	80.59	13.28	9.18
PBIP	PRUDENTIAL BANCORP	PA	1,223,335	21.95	22.62	18.51	48.09	68.00	23.43	10.36
QNTO	QUAINT OAK BANCORP	PA	421,371	7.82	1.38	18.54	81.89	83.16	19.90	8.08

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	23.91	0.87	34.68	69.95	70.82	16.14	17.16

	DEFINED PARAMETERS FOR						26.00 -	50.00 -		9.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 45.00	30.00	< 40.00	76.00	92.00	< 46.00	22.00

STND	STANDARD FINANCIAL CORP	PA	1,066,107	16.18	6.58	36.88	69.79	76.38	9.86	13.37
WVFC	WVS FINANCIAL CORP	PA	328,173	43.23	27.35	24.57	27.96	51.71	45.45	10.00
RVSB	RIVERVIEW BANCORP	WA	1,423,927	12.41	9.08	6.23	67.16	75.17	2.94	11.67
TSBK	TIMBERLAND BANCORP	WA	1,563,343	21.40	4.71	8.46	64.85	70.24	0.64	11.81
FFBW	FFBW, INC	WI	285,634	8.81	13.30	19.73	70.94	84.75	5.08	26.39
HWIS	HOME BANCORP WISCONSIN	WI	177,833	20.39	0.66	37.75	76.11	76.72	15.31	9.86
WBBW	WESTBURY BANCORP	WI	887,607	12.04	7.44	14.66	78.01	85.46	1.60	9.33

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	1.13	6.43	3.85	2.57	0.46	0.17	0.13	0.71

	DEFINED PARAMETERS FOR					1.80-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 2.25	24.00	4.10	7.20	< 7.50	< 1.16	< 0.20	> 0.15

BYFC	BROADWAY FINANCIAL CORP	CA	497,028	0.10	0.95	2.77	2.42	0.16	0.16	0.00	0.65
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,282,413	1.44	11.46	3.01	0.92	0.06	0.00	0.00	0.28
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,184,018	0.65	6.43	3.24	2.37	0.35	0.42	0.00	0.72
WCFB	WCF BANCORP	IA	135,009	(0.16)	(1.03)	2.58	2.62	0.43	0.28	0.00	0.56
AFBA	ALLIED FIRST BANCORP	IL	142020	3.35	28.21	2.95	60.78	62.92	0.46	0.00	0.67
BFIN	BANKFINANCIAL CORP	IL	1,604,329	0.72	6.76	3.22	2.28	0.31	0.15	0.01	0.50
GTPS	GREAT AMERICAN BANCORP	IL	198,994	0.72	7.46	3.01	3.62	1.99	1.75	0.48	0.50
IROQ	IF BANCORP	IL	726,004	0.56	4.89	2.75	2.36	0.69	0.09	0.06	0.90
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,033	(0.43)	(4.53)	2.28	2.58	0.25	1.15	0.11	0.28
OTTW	OTTAWA SAVINGS BANCORP	IL	310,402	0.73	4.94	3.63	2.78	0.67	0.58	0.01	1.13
RYFL	ROYAL FINANCIAL	IL	511,957	0.44	3.99	3.40	1.86	0.11	0.45	0.06	0.70
SUGR	SUGAR CREEK FINANCIAL CORP	IL	102,140	(2.20)	(23.03)	2.28	2.43	0.13	0.82	0.19	2.12
AMFC	AMB FINANCIAL CORP	IN	256,661	0.86	9.61	3.36	2.65	1.03	1.26	0.87	0.94
FDLB	FIDELITY FEDERAL BANCORP	IN	1,181,413	0.32	2.78	2.25	2.41	1.17	0.41	0.09	0.20
FBPI	FIRST BANCORP OF INDIANA	IN	473,584	0.49	5.23	2.94	2.82	0.80	0.55	0.30	0.54
FCAP	FIRST CAPITAL	IN	942,840	1.06	9.68	3.43	2.49	0.90	0.24	0.01	0.68
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,760,624	2.22	23.08	3.69	7.17	7.45	0.87	0.10	0.97
MSVB	MID-SOUTHERN BANCORP, INC	IN	218,098	0.60	3.19	3.16	2.63	0.33	0.71	0.05	0.73
NWIN	NORTHWEST INDIANA BANCORP	IN	1,478,689	0.93	9.31	3.42	2.66	1.00	1.43	0.03	0.72
TDCB	THIRD CENTURY BANCORP	IN	202,668	0.93	9.68	3.36	3.19	1.43	0.00	0.00	0.85
CTUY	CENTURY NEXT FINANCIAL CORP	LA	504,874	1.05	9.29	4.44	3.19	0.79	1.13	0.15	0.86
HRGG	HERITAGE NOLA BANCORP	LA	145,033	0.43	3.07	3.33	3.25	1.00	0.51	0.00	0.63

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	1.13	6.43	3.85	2.57	0.46	0.17	0.13	0.71

	DEFINED PARAMETERS FOR					1.80-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 2.25	24.00	4.10	7.20	< 7.50	< 1.16	< 0.20	> 0.15

HFBL	HOME FED BANCORP OF LOUISIANA	LA	542,184	0.77	7.35	3.26	2.29	0.82	1.15	0.18	0.84
SVBI	SEVERN BANCORP	MD	936,487	0.70	5.18	3.26	3.21	1.26	0.74	0.11	0.92
STBI	STURGIS BANCORP	MI	604,674	1.07	13.71	3.50	2.56	1.28	0.29	0.07	0.90
HMNF	HMN FINANCIAL	MN	897,596	1.09	10.36	3.50	2.82	1.30	0.33	0.05	1.06
REDW	REDWOOD FINANCIAL	MN	451,862	1.79	16.97	3.82	2.68	1.73	0.22	0.00	0.91
QRRY	QUARRY CITY S&L ASSN	MO	65,292	0.60	4.00	3.28	3.57	1.49	1.29	0.00	0.72
EQFN	EQUITABLE FINANCIAL CORP	NE	402,167	0.82	8.82	3.22	3.30	1.62	0.35	0.00	1.24
MCBK	MADISON COUNTY FINANCIAL	NE	436,788	1.40	7.90	3.64	2.30	0.89	0.03	0.00	2.28
BCTF	BANCORP 34	NM	464,817	0.42	4.31	3.82	2.66	0.19	0.67	0.00	0.95
CNNB	CINCINNATI FEDERAL	OH	232,091	0.83	6.49	2.59	4.30	3.03	0.08	0.00	0.63
CCSB	COMM SAVINGS BANCORP	OH	53,164	0.01	0.07	4.09	4.50	0.77	1.22	0.00	0.51
CIBN	COMMUNITY INVESTORS BANCORP	OH	212,789	1.00	12.17	3.64	4.57	2.95	0.38	0.02	0.91
EFBI	EAGLE FIN BANCORP	OH	156,701	1.13	7.46	3.15	3.92	2.70	0.62	0.28	0.88
FNFI	FIRST NILES FINANCIAL	OH	106,777	0.24	1.95	2.47	1.77	0.10	0.67	0.19	0.52
HLFN	HOME LOAN FINANCIAL CORP	OH	245,122	1.53	13.42	4.19	2.18	0.68	0.65	0.13	0.81
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	122,018	0.65	5.01	3.57	2.69	0.18	0.39	0.05	0.87
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	391,054	1.26	6.43	2.67	1.07	0.03	0.32	0.00	1.30
VERF	VERSAILLES FINANCIAL CORP	OH	60,356	0.61	3.00	3.13	2.10	0.04	0.00	0.00	0.42
ESSA	ESSA BANCORP	PA	1,892,465	0.59	5.99	2.79	2.13	0.54	1.09	0.01	0.81
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	856,017	0.95	10.08	2.99	1.70	0.25	0.85	0.00	0.62
PBIP	PRUDENTIAL BANCORP	PA	1,223,335	0.11	1.06	1.91	1.34	0.19	1.07	0.00	0.68
QNTO	QUAINT OAK BANCORP	PA	421,371	0.90	9.89	3.12	2.67	1.28	0.35	0.09	0.68

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, North Central, Southwest and West

Asset Size: < $1.9 Billion

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	1.13	6.43	3.85	2.57	0.46	0.17	0.13	0.71

	DEFINED PARAMETERS FOR					1.80-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 2.25	24.00	4.10	7.20	< 7.50	< 1.16	< 0.20	> 0.15

STND	STANDARD FINANCIAL CORP	PA	1,066,107	0.67	4.90	2.92	2.07	0.55	0.40	0.05	0.69
WVFC	WVS FINANCIAL CORP	PA	328,173	0.61	6.92	1.87	1.09	0.12	0.00	0.00	0.19
RVSB	RIVERVIEW BANCORP	WA	1,423,927	0.84	6.57	3.87	2.55	0.81	0.09	0.00	1.32
TSBK	TIMBERLAND BANCORP	WA	1,563,343	1.73	13.78	3.87	2.15	1.10	0.27	0.07	0.86
FFBW	FFBW, INC	WI	285,634	0.75	3.15	3.57	2.47	0.37	0.48	0.00	0.91
HWIS	HOME BANCORP WISCONSIN	WI	177,833	0.51	5.60	3.05	2.31	0.25	0.27	0.00	0.84
WBBW	WESTBURY BANCORP	WI	887,607	0.81	8.50	3.14	2.42	0.79	1.33	0.34	0.89

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	23.91	0.87	34.68	69.95	70.82	16.14	17.16

	DEFINED PARAMETERS FOR						26.00 -	50.00 -		9.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 45.00	30.00	< 40.00	76.00	92.00	< 46.00	22.00

WVFC	WVS FINANCIAL CORP	PA	328,173	43.23	27.35	24.57	27.96	51.71	45.45	10.00
HFBL	HOME FED BANCORP OF LOUISIANA	LA	542,184	7.13	11.51	24.54	65.51	75.38	0.18	9.63
IROQ	IF BANCORP	IL	726,004	6.80	20.24	17.33	71.38	91.76	4.24	11.31
HMNF	HMN FINANCIAL	MN	897,596	13.16	5.87	16.75	74.68	82.64	0.00	9.85
SVBI	SEVERN BANCORP	MD	936,487	20.09	3.07	26.41	69.47	76.04	2.38	12.92
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,184,018	9.93	10.41	24.58	74.74	91.44	11.49	9.63
PBIP	PRUDENTIAL BANCORP	PA	1,223,335	21.95	22.62	18.51	48.09	68.00	23.43	10.36
BFIN	BANKFINANCIAL CORP	IL	1,604,329	27.29	0.61	2.16	66.44	66.99	0.25	10.19
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,760,624	12.86	1.21	24.22	61.92	62.99	27.59	9.59
ESSA	ESSA BANCORP	PA	1,892,465	13.10	10.02	35.55	74.93	79.76	6.65	9.91

		AVERAGE	1,109,522	17.55	11.29	21.46	63.51	74.67	12.17	10.34
		MEDIAN	1,060,253	13.13	10.22	24.38	67.96	75.71	5.45	9.96
		HIGH	1,892,465	43.23	27.35	35.55	74.93	91.76	45.45	12.92
		LOW	328,173	6.80	0.61	2.16	27.96	51.71	0.00	9.59

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				Operating Performance					Asset Quality
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
	CULLMAN BANCORP, INC.	AL	331,396	1.13	6.43	3.85	2.57	0.46	0.17	0.13	0.71

	DEFINED PARAMETERS FOR					1.80-	1.00-
	INCLUSION IN COMPARABLE GROUP		< 1,900,000	< 2.25	24.00	4.10	7.20	< 7.50	1.16	< 0.20	> 0.15

WVFC	WVS FINANCIAL CORP	PA	328,173	0.61	6.92	1.87	1.09	0.12	0.00	0.00	0.19
HFBL	HOME FED BANCORP OF LOUISIANA	LA	542,184	0.77	7.35	3.26	2.29	0.82	1.15	0.18	0.84
IROQ	IF BANCORP	IL	726,004	0.56	4.89	2.75	2.36	0.69	0.09	0.06	0.90
HMNF	HMN FINANCIAL	MN	897,596	1.09	10.36	3.50	2.82	1.30	0.33	0.05	1.06
SVBI	SEVERN BANCORP	MD	936,487	0.70	5.18	3.26	3.21	1.26	0.74	0.11	0.92
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,184,018	0.65	6.43	3.24	2.37	0.35	0.42	0.00	0.72
PBIP	PRUDENTIAL BANCORP	PA	1,223,335	0.11	1.06	1.91	1.34	0.19	1.07	0.00	0.68
BFIN	BANKFINANCIAL CORP	IL	1,604,329	0.72	6.76	3.22	2.28	0.31	0.15	0.01	0.50
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,760,624	2.22	23.08	3.69	7.17	7.45	0.87	0.10	0.97
ESSA	ESSA BANCORP	PA	1,892,465	0.59	5.99	2.79	2.13	0.54	1.09	0.01	0.81

		AVERAGE	1,109,522	0.80	7.80	2.95	2.71	1.30	0.59	0.05	0.76
		MEDIAN	1,060,253	0.68	6.60	3.23	2.33	0.61	0.58	0.03	0.83
		HIGH	1,892,465	2.22	23.08	3.69	7.17	7.45	1.15	0.18	1.06
		LOW	328,173	0.11	1.06	1.87	1.09	0.12	0.00	0.00	0.19

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
				Number of Offices	Exchange	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)
SUBJECT
CULLMAN BANCORP, INC.		CULLMAN	AL	4	OTC PINK	331,396	310,260	231,799	0	216,963	56,875

COMPARABLE GROUP
BFIN	BANKFINANCIAL CORP	OLYMPIA FIELDS	IL	20	NASDAQ	1,596,342	1,473,293	1,065,892	293	1,420,227	163,475
ESSA	ESSA BANCORP	STROUDSBURG	PA	23	NASDAQ	1,862,897	1,721,973	1,417,974	14,985	1,553,245	187,507
FSFG	FIRST SAVINGS FINANCIAL GROUP	JEFFERSONVILLE	IN	15	NASDAQ	1,869,420	1,369,424	1,090,121	36,280	1,057,152	169,197
HMNF	HMN FINANCIAL	ROCHESTER	MN	14	NASDAQ	909,562	803,578	670,330	3,764	801,567	88,413
HFBL	HOME FED BANCORP OF LOUISIANA	SHREVEPORT	LA	8	NASDAQ	536,009	472,327	355,209	0	485,008	52,203
IROQ	IF BANCORP	WATSEKA	IL	8	NASDAQ	713,399	676,318	518,241	731	605,145	82,115
PROV	PROVIDENT FINANCIAL HOLDINGS	RIVERSIDE	CA	14	NASDAQ	1,170,722	1,110,975	884,953	295	920,683	114,048
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	10	NASDAQ	1,193,261	1,188,073	588,300	6,442	774,701	126,684
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	6	NASDAQ	949,911	843,130	650,603	1,314	788,026	121,025
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	6	NASDAQ	313,728	326,955	91,748	0	144,522	32,802

	Average			12		1,111,525	998,604	733,337	6,410	855,028	113,747
	Median			12		1,060,317	977,052	660,467	1,023	794,797	117,537
	High			23		1,869,420	1,721,973	1,417,974	36,280	1,553,245	187,507
	Low			6		313,728	326,955	91,748	0	144,522	32,802

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
		Total Assets ($000)	Cash & Invest. (%)	MBS (%)	Net Loans (%)	Loan Loss Reserves (%)	Repo- sessed Assets (%)	Goodwill & Intang. (%)	Non-Perf. Assets (%)	Interest Earning Assets (%)	Interest Bearing Liabilities (%)	Capitalized Loan Servicing (%)
SUBJECT
CULLMAN BANCORP, INC.		331,396	23.91	0.87	69.95	0.71	0.13	0.00	0.17	93.62	81.61	0.00

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	328,173	43.23	27.35	27.96	0.19	0.00	0.00	0.00	95.21	83.28	0.00
HFBL	HOME FED BANCORP OF LOUISIANA	542,184	7.13	11.51	65.51	0.84	0.18	0.00	1.15	94.31	69.08	0.00
IROQ	IF BANCORP	726,004	6.80	20.24	71.38	0.90	0.06	0.00	0.09	96.39	75.45	0.10
HMNF	HMN FINANCIAL	897,596	13.16	5.87	74.68	1.06	0.05	0.11	0.33	97.28	63.15	0.31
SVBI	SEVERN BANCORP	936,487	20.09	3.07	69.47	0.92	0.11	0.04	0.74	96.02	64.43	0.07
PROV	PROVIDENT FINANCIAL HOLDINGS	1,184,018	9.93	10.41	74.74	0.72	0.00	0.00	0.42	97.33	78.34	0.03
PBIP	PRUDENTIAL BANCORP	1,223,335	21.95	22.62	48.09	0.68	0.00	0.54	1.07	94.48	83.82	0.00
BFIN	BANKFINANCIAL CORP	1,604,329	27.29	0.61	66.44	0.50	0.01	0.00	0.15	95.48	68.27	0.02
FSFG	FIRST SAVINGS FINANCIAL GROUP	1,760,624	12.86	1.21	61.92	0.97	0.10	0.72	0.87	91.77	74.08	0.75
ESSA	ESSA BANCORP	1,892,465	13.10	10.02	74.93	0.81	0.01	0.73	1.09	93.46	77.39	0.01

	Average	1,109,522	17.55	11.29	63.51	0.76	0.05	0.21	0.59	95.17	73.73	0.13
	Median	1,060,253	13.13	10.22	67.96	0.83	0.03	0.02	0.58	95.35	74.77	0.03
	High	1,892,465	43.23	27.35	74.93	1.06	0.18	0.73	1.15	97.33	83.82	0.75
	Low	328,173	6.80	0.61	27.96	0.19	0.00	0.00	0.00	91.77	63.15	0.00

ALL THRIFTS (92)
	Average	2,996,936	14.79	6.86	69.69	0.84	0.08	0.71	0.64	93.62	72.94	0.12

SOUTHEAST THRIFTS (8)
	Average	316,221	21.64	7.62	63.37	0.87	0.26	0.17	0.70	94.57	70.85	0.11

ALABAMA THRIFTS (1)
	Average	89,395	25.78	8.73	57.38	0.97	1.13	0.00	1.98	92.57	72.98	0.00

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Total Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Leverage (%)	Total Risk- Based Capital (%)
SUBJECT
CULLMAN BANCORP, INC.		274,521	56,875	65.47	16.14	1.22	0.00	17.16	0.16	14.73	17.16	15.49	NR

COMPARABLE GROUP
WVFC	WVS FI NANCIAL CORP	295,371	32,802	44.04	46.81	0.52	0.00	9.16	0.07	8.90	10.00	9.45	17.49
HFBL	HOME FED BANCORP OF LOUISIANA	489,981	52,203	89.45	0.20	0.74	0.00	9.96	0.13	6.67	9.63	9.73	16.92
IROQ	IF BANCORP	643,889	82,115	83.35	5.53	1.09	0.00	10.68	0.58	7.59	11.31	10.63	0.00
HMNF	HMN FINANCIAL	809,183	88,413	89.30	0.00	0.85	0.00	10.30	0.15	3.50	9.85	9.73	14.41
SVBI	SEVERN BANCORP	815,462	121,025	84.15	4.09	0.55	0.00	13.13	0.00	7.61	12.92	13.59	0.00
PROV	PROVIDENT FINANCIAL HOLDINGS	1,069,970	114,048	77.76	11.99	1.12	0.00	9.94	0.01	4.42	9.63	9.64	18.19
PBIP	PRUDENTIAL BANCORP	1,096,651	126,684	63.33	24.63	2.88	0.00	10.94	(0.24)	2.08	10.36	10.51	18.08
BFIN	BANKFINANCIAL CORP	1,440,854	163,475	88.52	0.25	1.04	0.00	10.28	0.01	0.44	10.19	10.13	0.00
FSFG	FIRST SAVINGS FINANCIAL GROUP	1,591,427	169,197	60.04	28.55	2.76	0.00	8.59	0.64	5.97	9.61	9.37	13.13
ESSA	ESSA BANCORP	1,704,958	187,507	82.08	14.43	1.25	0.00	9.36	(0.21)	1.97	9.91	9.08	13.74

	Average	995,775	113,747	76.20	13.65	1.28	0.00	10.23	0.11	4.92	10.34	10.19	11.20
	Median	942,716	117,537	82.72	8.76	1.07	0.00	10.12	0.04	5.20	9.96	9.73	14.08
	High	1,704,958	187,507	89.45	46.81	2.88	0.00	13.13	0.64	8.90	12.92	13.59	18.19
	Low	295,371	32,802	44.04	0.00	0.52	0.00	8.59	(0.24)	0.44	9.61	9.08	0.00

ALL THRIFTS (92)
	Average	2,652,815	344,121	77.75	9.70	1.28	0.07	11.70	0.12	5.74	11.66	11.15	14.33

SOUTHEAST THRIFTS (8)
	Average	283,492	32,729	82.21	6.56	0.75	0.00	10.81	0.30	5.08	11.00	10.80	16.37

ALABAMA THRIFTS (1)
	Average	79,620	9,775	88.15	0.00	0.91	0.00	10.85	0.37	0.68	10.93	10.76	22.11

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
CULLMAN BANCORP, INC.		14,172	2,867	11,305	152	0	1,449	8,099	4,503	957	3,546	3,546

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	9,125	2,999	6,126	81	(34)	364	3,567	2,842	733	2,109	2,159
HFBL	HOME FED BANCORP OF LOUISIANA	20,148	4,733	15,415	2,416	219	4,641	12,400	5,240	1,082	4,158	3,800
IROQ	IF BANCORP	26,240	7,626	18,614	497	470	5,472	17,168	6,421	1,795	4,626	3,951
HMNF	HMN FINANCIAL	31,381	3,259	28,122	1,784	0	11,670	25,332	12,640	3,419	9,221	9,082
SVBI	SEVERN BANCORP	34,347	6,834	27,513	850	0	11,783	30,090	8,356	2,194	6,162	6,195
PROV	PROVIDENT FINANCIAL HOLDINGS	41,961	5,930	36,031	1,520	0	4,140	28,108	10,543	3,143	7,400	7,384
PBIP	PRUDENTIAL BANCORP	42,177	19,426	22,751	3,025	5,993	8,343	16,453	11,667	1,708	9,959	1,389
BFIN	BANKFINANCIAL CORP	56,526	9,146	47,380	415	0	5,032	36,637	15,360	4,097	11,263	11,082
FSFG	FIRST SAVINGS FINANCIAL GROUP	59,859	9,265	50,594	7,961	7	131,168	126,227	47,555	13,246	33,583	33,711
ESSA	ESSA BANCORP	64,303	16,334	47,969	3,275	2,927	13,087	40,247	17,534	3,164	14,370	11,214

	Average	38,607	8,555	30,052	2,182	958	19,570	33,623	13,816	3,458	10,285	8,997
	Median	38,154	7,230	27,818	1,652	4	6,908	26,720	11,105	2,669	8,311	6,790
	High	64,303	19,426	50,594	7,961	5,993	131,168	126,227	47,555	13,246	33,583	33,711
	Low	9,125	2,999	6,126	81	(34)	364	3,567	2,842	733	2,109	1,389

ALL THRIFTS (92)
	Average	103,167	24,651	78,517	10,887	26,658	36,501	68,716	35,371	8,019	27,311	26,275

SOUTHEAST THRIFTS (8)
	Average	11,287	2,160	9,127	901	121	2,036	7,759	2,501	470	2,031	1,782

ALABAMA THRIFTS (1)
	Average	3,120	460	2,660	(143)	0	345	3,201	(53)	0	(53)	62

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
CULLMAN BANCORP, INC.		4.50	0.91	3.59	0.05	0.00	0.46	2.57	1.43	0.30	1.13	1.13

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	2.59	0.85	1.74	0.02	(0.01)	0.11	1.01	0.81	0.21	0.70	0.61
HFBL	HOME FED BANCORP OF LOUISIANA	4.07	0.96	3.11	0.49	0.04	0.89	2.50	1.06	0.22	0.84	0.77
IROQ	IF BANCORP	3.72	1.08	2.64	0.07	0.07	0.71	2.43	0.91	0.25	0.62	0.56
HMNF	HMN FINANCIAL	3.78	0.39	3.39	0.21	0.00	1.41	3.05	1.52	0.41	0.99	1.09
SVBI	SEVERN BANCORP	3.89	0.77	3.12	0.10	0.00	1.34	3.41	0.95	0.25	0.76	0.70
PROV	PROVIDENT FINANCIAL HOLDINGS	3.67	0.52	3.15	0.13	0.00	0.36	2.46	0.92	0.27	0.74	0.65
PBIP	PRUDENTIAL BANCORP	3.39	1.56	1.83	0.24	0.48	0.19	1.32	0.94	0.14	0.97	0.11
BFIN	BANKFINANCIAL CORP	3.69	0.60	3.09	0.03	0.00	0.33	2.39	1.00	0.27	0.86	0.72
FSFG	FIRST SAVINGS FINANCIAL GROUP	3.94	0.61	3.33	0.52	0.00	8.64	8.31	3.13	0.87	1.56	2.22
ESSA	ESSA BANCORP	3.36	0.85	2.51	0.17	0.15	0.53	2.10	0.92	0.17	0.74	0.59

	Average	3.61	0.82	2.79	0.20	0.07	1.45	2.90	1.22	0.31	0.88	0.80
	Median	3.70	0.81	3.10	0.15	0.00	0.62	2.44	0.94	0.25	0.80	0.67
	High	4.07	1.56	3.39	0.52	0.48	8.64	8.31	3.13	0.87	1.56	2.22
	Low	2.59	0.39	1.74	0.02	(0.01)	0.11	1.01	0.81	0.14	0.62	0.11

ALL THRIFTS (92)
	Average	3.78	0.81	2.97	0.27	0.31	0.88	2.85	1.09	0.24	0.76	0.75

SOUTHEAST THRIFTS (8)
	Average	3.82	0.77	3.05	0.18	0.04	0.72	2.91	0.73	0.14	0.54	0.50

ALABAMA THRIFTS (1)
	Average	3.72	0.55	3.17	(0.17)	0.00	0.41	3.82	(0.06)	0.00	(0.06)	0.07

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on Int. Earning Assets (%)	Cost of Int. Bearing Liabilities (%)	Net Interest Spread (%)	Net Interest Margin * (%)	ROAA (%)	ROAE (%)	Core ROAA (%)	Core ROAE (%)
SUBJECT
CULLMAN BANCORP, INC.		4.82	1.18	3.64	3.85	1.13	6.43	1.13	6.43

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	2.79	1.96	0.83	1.87	0.70	7.95	0.61	6.92
HFBL	HOME FED BANCORP OF LOUISIANA	4.27	1.06	3.20	3.26	0.84	8.01	0.77	7.35
IROQ	IF BANCORP	3.88	1.31	2.57	2.75	0.62	5.43	0.56	4.89
HMNF	HMN FINANCIAL	3.91	0.44	3.46	3.50	0.99	9.36	1.09	10.36
SVBI	SEVERN BANCORP	4.07	0.94	3.13	3.26	0.76	5.63	0.70	5.18
PROV	PROVIDENT FINANCIAL HOLDINGS	3.78	0.67	3.11	3.24	0.74	7.40	0.65	6.43
PBIP	PRUDENTIAL BANCORP	3.55	2.55	1.00	1.91	0.97	9.18	0.11	1.06
BFIN	BANKFINANCIAL CORP	3.84	0.67	3.17	3.22	0.86	8.06	0.72	6.76
FSFG	FIRST SAVINGS FINANCIAL GROUP	4.37	0.97	3.40	3.69	1.56	16.26	2.22	23.08
ESSA	ESSA BANCORP	3.73	1.13	2.61	2.79	0.74	7.61	0.59	5.99

	Average	3.82	1.17	2.65	2.95	0.88	8.49	0.80	7.80
	Median	3.86	1.02	3.12	3.23	0.80	7.98	0.68	6.60
	High	4.37	2.55	3.46	3.69	1.56	16.26	2.22	23.08
	Low	2.79	0.44	0.83	1.87	0.62	5.43	0.11	1.06

ALL THRIFTS (92)
	Average	4.10	1.10	3.00	3.22	0.76	6.76	0.75	6.51

SOUTHEAST THRIFTS (8)
	Average	4.14	0.97	3.17	3.30	0.54	5.20	0.50	4.94

ALABAMA THRIFTS (1)
	Average	4.02	0.63	3.40	3.43	(0.06)	(0.48)	0.07	0.63

*	Based on average interest-earning assets.

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		Reserves and Supplemental Data
		Reserves/ Gross Loans (%)	Reserves/ Non-Perf. Assets (%)	Net Chargeoffs/ Average Loans (%)	Provisions/ Net Chargeoffs (%)	Non-Perf Loans/ Total Loans (%)	Effective Tax Rate (%)
SUBJECT
CULLMAN BANCORP, INC.		1.01	424.64	0.00	1,688.89	0.24	21.25

COMPARABLE GROUP
WVFC	WVS FINANCIAL CORP	0.67	0.00	0.00	0.00	0.00	28.04
HFBL	HOME FED BANCORP OF LOUISIANA	1.17	86.51	0.15	356.69	1.36	20.75
IROQ	IF BANCORP	1.24	2,768.51	0.06	217.36	0.04	27.99
HMNF	HMN FINANCIAL	1.39	375.28	0.12	266.90	0.37	28.05
SVBI	SEVERN BANCORP	1.27	145.20	(0.14)	(123.73)	0.87	25.62
PROV	PROVIDENT FINANCIAL HOLDINGS	0.95	170.76	0.00	(5,711.11)	0.56	29.46
PBIP	PRUDENTIAL BANCORP	1.39	63.69	0.03	2,320.00	2.19	13.11
BFIN	BANKFINANCIAL CORP	0.75	343.23	(0.01)	(615.09)	0.22	26.42
FSFG	FIRST SAVINGS FINANCIAL GROUP	1.22	125.71	0.11	775.86	0.97	28.82
ESSA	ESSA BANCORP	1.07	75.75	0.02	1,169.35	1.42	18.33

	Average	1.11	415.46	0.03	(134.38)	0.80	24.66
	Median	1.20	135.46	0.03	242.13	0.72	27.21
	High	1.39	2,768.51	0.15	2,320.00	2.19	29.46
	Low	0.67	0.00	(0.14)	(5,711.11)	0.00	13.11

ALL THRIFTS (92)
	Average	1.13	373.62	0.05	672.56	0.80	7.12

SOUTHEAST THRIFTS (8)
	Average	1.37	629.15	(0.00)	(323.31)	0.70	18.39

ALABAMA THRIFTS (1)
	Average	1.66	114.25	(0.08)	0.00	1.45	0.00

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF FEBRUARY 12, 2021

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
CULLMAN BANCORP INC.
	Midpoint	56,000	10.00	0.63	15.51	16.13	64.56	15.54	64.56	16.13	0.34	1.48	23.41	24.03	0.93	3.87

	Minimum	47,600	10.00	0.74	17.34	13.70	57.74	13.37	57.74	13.70	0.34	3.40	45.66	23.11	0.95	4.10
	Maximum	64,400	10.00	0.54	14.15	18.81	77.07	17.69	77.07	18.81	0.34	3.40	62.74	24.93	0.91	3.66
	Maximum, as adjusted	74,060	10.00	0.47	12.97	22.02	77.16	20.08	77.16	22.02	0.34	3.40	72.80	25.93	0.89	3.44

ALL THRIFTS (92)
	Average	345,104	23.65	1.90	24.40	11.62	94.29	11.05	104.22	14.37	0.57	2.52	27.81	11.66	0.93	7.95
	Median	76,972	15.34	1.14	18.28	11.77	88.50	9.68	98.63	12.95	0.30	2.06	23.66	11.06	0.72	6.21

ALABAMA THRIFTS (1)
	Average	2,168	3.09	(0.07)	13.93	(44.14)	22.18	2.42	22.18	34.33	0.18	5.83	NM	10.93	0.07	0.63
	Median	17,882	15.00	1.31	16.62	11.45	90.25	8.82	92.42	10.00	0.31	2.07	NM	9.78	0.93	9.68

COMPARABLE GROUP (10)
	Average	100,460	21.00	2.21	23.07	11.53	89.47	9.24	93.79	19.55	0.27	1.64	19.03	10.34	0.80	7.80
	Median	99,995	15.46	1.33	17.16	11.55	87.53	9.17	93.31	14.38	0.25	1.21	17.69	9.96	0.67	6.59

COMPARABLE GROUP
BFIN	BANKFINANCIAL CORP	131,931	8.86	0.89	10.98	9.96	80.69	8.26	80.84	11.97	0.40	4.51	44.94	10.19	0.72	6.76
ESSA	ESSA BANCORP	164,625	15.02	1.30	17.11	11.55	87.78	8.84	95.43	14.73	0.44	2.93	33.85	9.91	0.59	5.99
FSFG	FIRST SAVINGS FIN GROUP	152,971	64.40	10.00	71.23	6.44	90.41	8.18	115.08	4.54	0.68	1.06	6.80	9.61	2.22	23.08
HMNF	HMN FINANCIAL	83,282	17.22	1.70	18.28	10.13	94.20	9.16	98.40	9.16	0.00	0.00	0.00	9.85	1.09	10.36
HFBL	HOME FED BANCORP OF LA	53,460	31.00	2.40	30.27	12.92	102.41	9.97	102.41	14.07	0.20	0.65	8.33	9.63	0.77	7.35
IROQ	IF BANCORP	71,483	22.06	1.35	25.34	16.34	87.06	10.02	87.82	18.08	0.30	1.36	22.22	11.31	0.56	4.89
PROV	PROVIDENT FIN HOLDINGS	118,237	15.90	1.14	15.34	13.95	103.67	10.10	103.94	16.01	0.15	0.94	13.16	9.63	0.65	6.43
PBIP	PRUDENTIAL BANCORP	109,659	13.46	1.47	15.55	9.16	86.56	9.19	91.20	78.95	0.00	0.00	0.00	10.36	0.11	1.06
SVBI	SEVERN BANCORP	90,331	7.05	0.53	9.45	13.30	74.60	9.51	75.48	14.69	0.16	2.27	30.19	12.92	0.70	5.18
WVFC	WVS FINANCIAL CORP	28,620	15.01	1.30	17.20	11.55	87.27	9.12	87.27	13.28	0.40	2.66	30.77	10.00	0.61	6.92

EXHIBIT 44

Valuation Summary

	Total Shares	Offering Shares	Foundation Shares	Exchange Shares Issued to the Public Shareholders	Exchange Ratio
					(x)
Shares
Midpoint	5,600,000	3,259,872	112,000	2,228,128	2.1288
Minimum	4,760,000	2,770,891	95,200	1,893,909	1.8094
Maximum	6,440,000	3,748,853	128,800	2,562,347	2.4481
Supermaximum	7,406,000	4,311,181	148,120	2,946,699	2.8153

Distribution of Shares
Midpoint	100.00%	58.21%	2.00%	39.79%
Minimum	100.00%	58.21%	2.00%	39.79%
Maximum	100.00%	58.21%	2.00%	39.79%
Supermaximum	100.00%	58.21%	2.00%	39.79%

Aggregate Market Value
Midpoint	$56,000,000	$32,598,720	$1,120,000	$22,281,280
Minimum	47,600,000	27,708,910	952,000	18,939,090
Maximum	64,400,000	37,488,530	1,288,000	25,623,470
Supermaximum	74,060,000	43,111,810	1,481,200	29,466,990

EXHIBIT 45

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION—SECOND STAGE OFFERING

Cullman Bancorp, Inc.

Pricing ratios and parameters:

Pro Forma	Symbol	Midpoint Ratios	Comparable Group		All Thrifts
			Average	Median	Average	Median
Price to earnings (X)	P/E	16.13	11.53	11.55	11.62	11.77
Price to core earnings (X)	P/CE	16.13	19.55	14.38	14.37	12.95
Price to book value	P/B	64.56%	89.47	87.53	94.29	88.50
Price to tangible book value	P/TB	64.56%	93.79	93.31	104.22	98.63
Price to assets	P/A	15.54%	9.24	9.17	11.05	9.68

Pre conversion earnings	(Y)	$ 3,546,000 For the twelve months ended December 31, 2020
Pre conversion core earnings	(CY)	$ 3,546,000 For the twelve months ended December 31, 2020
Pre conversion book value	(B)	$ 59,509,151 At December 31, 2020
Pre conversion tang. book value	(TB)	$ 59,509,151 At December 31, 2020
Pre conversion assets	(A)	$334,030,151 At December 31, 2020

Conversion expense	(X)	4.61%	Percent sold		(PCT)	59.40%
ESOP stock purchase	(E)	8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	25.90%
ESOP term (yrs.)	(T)	25	Option maturity		(OM)	5
RRP amount	(M)	4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$ 10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		1.21%
Investment rate of return, net	(RR)	0.96%

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY		= $	56,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	= $	56,000,000
	(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	= $	56,000,000
	(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Exchange Shares Issued	Public Shares Issued	Gross Proceeds of Public Offering	Exchange Ratio	Total Shares Issued	TOTAL VALUE
Midpoint	2,228,128	3,259,872	$32,598,720	2.1288	5,600,000	$56,000,000

Minimum	1,893,909	2,770,891	$27,708,910	1.8094	4,760,000	$47,600,000
Maximum	2,562,347	3,748,853	$37,488,530	2.4481	6,440,000	$64,400,000
Maximum, as adjusted	2,946,699	4,311,181	$43,111,810	2.8153	7,406,000	$74,060,000

(1)

Proceeds reduced to reflect 2.0 percent of total shares issued to the foundation: 95,200, 112,000, 128,800 and 148,120 shares at the minimum, midpoint, maximum and adjusted maximum of the range, respectively.

EXHIBIT 46

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cullman Savings Bank

At the MINIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$27,708,910
Less: Estimated offering expenses	1,488,000

Net offering proceeds	$26,220,910

2. Generation of Additional Income
Net offering proceeds	$26,220,910
Less: Stock-based benefit plans (2)	3,325,069
Cash to Foundation	100,000

Net offering proceeds invested	$22,795,841
Investment rate, after taxes	0.96%
Earnings increase - return on proceeds invested	$217,905
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	70,048
Less: Stock-based incentive plan expense, net of taxes	175,120
Less: Option expense, net of applicable taxes	132,846

Net earnings increase (decrease)	$(160,109)

3. Comparative Pro Forma Earnings
	Net	Core
Before conversion - 12 months ended 12/31/20	$3,546,000	$3,546,000
Net earnings increase (decrease)	(160,109)	(160,109)

After conversion	$3,385,891	$3,385,891

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion - 12/31/20	$59,509,151	$59,509,151
Net cash conversion proceeds	22,795,841	22,795,841
Tax benefit of foundation contribution	220,920	220,920

After conversion	$82,525,912	$82,525,912

5. Comparative Pro Forma Assets
Before conversion - 12/31/20	$334,030,151
Net cash conversion proceeds	22,795,841
Tax benefit of foundation contribution	220,920

After conversion	$357,046,912

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cullman Savings Bank

At the MIDPOINT

1. Gross Offering Proceeds
Offering proceeds (1)	$32,598,720
Less: Estimated offering expenses	1,502,000

Net offering proceeds	$31,096,720

2. Generation of Additional Income
Net offering proceeds	$31,096,720
Less: Stock-based benefit plans (2)	3,911,846
Cash to Foundation	100,000

Net offering proceeds invested	$27,084,874
Investment rate, after taxes	0.96%
Earnings increase - return on proceeds invested	$258,904
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	82,410
Less: Stock-based incentive plan expense, net of taxes	206,024
Less: Option expense, net of applicable taxes	156,290

Net earnings increase (decrease)	$(185,819)

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion - 12 months ended 12/31/20	$3,546,000	$3,546,000
Net earnings increase	(185,819)	(185,819)
After conversion	$3,360,181	$3,360,181

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion - 12/31/20	$59,509,151	$59,509,151
Net cash conversion proceeds	27,084,874	27,084,874
Tax benefit of foundation contribution	256,200	256,200
After conversion	$86,850,225	$86,850,225

5. Comparative Pro Forma Assets
Before conversion - 12/31/20	$334,030,151
Net cash conversion proceeds	27,084,874
Tax benefit of foundation contribution	256,200

After conversion	$361,371,225

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cullman Savings Bank

At the MAXIMUM

1. Gross Offering Proceeds
Offering proceeds (1)	$37,488,530
Less: Estimated offering expenses	1,547,000

Net offering proceeds	$35,941,530

2. Generation of Additional Income
Net offering proceeds	$35,941,530
Less: Stock-based benefit plans (2)	4,498,624
Cash to Foundation	100,000

Net offering proceeds invested	$31,342,906
Investment rate, after taxes	0.96%
Earnings increase - return on proceeds invested	$299,607
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	94,771
Less: Stock-based incentive plan expense, net of taxes	236,928
Less: Option expense, net of applicable taxes	179,733

Net earnings increase (decrease)	$(211,825)

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion - 12 months ended 12/31/20	$3,546,000	$3,546,000
Net earnings increase	(211,825)	(211,825)
After conversion	$3,334,175	$3,334,175

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion - 12/31/20	$59,509,151	$59,509,151
Net cash conversion proceeds	31,342,906	31,342,906
Tax benefit of foundation contribution	291,480	291,480
After conversion	$91,143,537	$91,143,537

5. Comparative Pro Forma Assets
Before conversion - 12/31/20	$334,030,151
Net cash conversion proceeds	31,342,906
Tax benefit of foundation contribution	291,480

After conversion	$365,664,537

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

Cullman Savings Bank

At the Maximum, as adjusted

1. Gross Offering Proceeds
Offering proceeds (1)	$43,111,810
Less: Estimated offering expenses	1,599,000

Net offering proceeds	$41,512,810

2. Generation of Additional Income
Net offering proceeds	$41,512,810
Less: Stock-based benefit plans (2)	5,173,417
Cash to Foundation	100,000

Net offering proceeds invested	$36,239,393
Investment rate, after taxes	0.96%
Earnings increase - return on proceeds invested	$346,412
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	108,987
Less: Stock-based incentive plan expense, net of taxes	272,467
Less: Option expense, net of applicable taxes	206,693

Net earnings increase (decrease)	$(241,734)

3. Comparative Pro Forma Earnings
	Regular	Core
Before conversion - 12 months ended 12/31/20	$3,546,000	$3,546,000
Net earnings increase	(241,734)	(241,734)

After conversion	$3,304,266	$3,304,266

4. Comparative Pro Forma Net Worth (3)
	Total	Tangible
Before conversion - 12/31/20	$59,509,151	$59,509,151
Net cash conversion proceeds	36,239,393	36,239,393
Tax benefit of foundation contribution	332,052	332,052

After conversion	$96,080,596	$96,080,596

5. Comparative Pro Forma Assets
Before conversion - 12/31/20	$334,030,151
Net cash conversion proceeds	36,239,393
Tax benefit of foundation contribution	332,052

After conversion	$370,601,596

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount) from comparable group.
	Cullman Savings Bank		Average	Median
Midpoint:
Price/earnings	16.13	x	39.90%	39.65%
Price/book value	64.56	% *	(27.84)%	(26.24)%
Price/assets	15.54%		68.18%	69.47%
Price/tangible book value	64.56%		(31.17)%	(30.81)%
Price/core earnings	16.13	x	(17.49)%	12.17%

Minimum of range:
Price/earnings	13.70	x	18.82%	18.61%
Price/book value	57.74	% *	(35.46)%	(34.03)%
Price/assets	13.37%		44.70%	45.80%
Price/tangible book value	57.74%		(38.44)%	(38.12)%
Price/core earnings	13.70	x	(29.92)%	(4.73)%

Maximum of range:
Price/earnings	18.81	x	63.14%	62.86%
Price/book value	77.07	% *	(13.86)%	(11.95)%
Price/assets	17.69%		91.45%	92.91%
Price/tangible book value	77.07%		(17.83)%	(17.40)%
Price/core earnings	18.81	x	(3.79)%	30.81%

Super maximum of range:
Price/earnings	22.02	x	90.98%	90.65%
Price/book value	77.16	% *	(13.76)%	(11.85)%
Price/assets	20.08%		117.32%	118.97%
Price/tangible book value	77.16%		(17.73)%	(17.31)%
Price/core earnings	22.02	x	12.63%	53.13%

*	Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 30 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also experienced in completing valuations for the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm’s senior consultants has over twenty-five years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty-five years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty-five years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. ODonnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

March 4, 2021	/s/ Michael R. Keller
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Cullman Bancorp, Inc., in the amount of $40,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ Michael R. Miller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 4th day of March 2021.

/s/ Janet M. Mohr
NOTARY PUBLIC